GOLDEN COVE CENTER
RANCHO PALOS VERDES • CALIFORNIA

LEASE AGREEMENT

BETWEEN

GOLDEN COVE, LLC
"LANDLORD"

AND

Powerstorm Capital Corp.

AND

Michael J. Freni

"TENANT"

TABLE OF CONTENTS

SECTION DESCRIPTION

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BASIC LEASE PROVISIONS

Each reference in this Lease to any of the terms described in these Basic Lease Provisions shall mean and refer to the following; however, the other Sections of this Lease contain numerous other terms which are defined therein as well as numerous refinements and exceptions which qualify the provisions of the following Paragraphs:

A. Date of Lease for Reference Purposes: October 18, 2013

B. Landlord: GOLDEN COVE, LLC

C. Tenant: Powerstorm Capital Corp AND Michael J. Freni

D. Tenant's Trade Name: Powerstorm Capital Corp

E. Shopping Center: The name of the Shopping Center is GOLDEN COVE CENTER, and it is located at [include address or nearest streets] Hawthorne Blvd. & Palos Verdes Drive West, in the City of Rancho Palos Verdes, County of Los Angeles, State of California, is depicted on the Site Plan marked Exhibit "A" attached hereto and is legally described in Exhibit "B" attached hereto.

F. Premises: The following approximate measurements (Section 2): Landlord hereby leases to Tenant those certain premises depicted on the site plan attached hereto as Exhibit "A" and incorporated herein by this reference (hereinafter referred to as the "Premises"), which Premises the parties agree consist of approximately Eight Hundred Fifty (850) square feet. Address: 31244 Palos Verdes Drive West #245, Rancho Palos Verdes, CA 90275

G. Term (Section 3): Lease.

(i) Duration: Twenty-four (24) Months(s) (as defined in Section 3 hereof).

(ii) Commencement of Term: January 1, 2014 and expiring December 31, 2016.

(iii) Option: None.

H. Schedule of Monthly Minimum Rent (Section 4): $2,500.00

(i) Upon execution hereof, Tenant shall pay the first full month's installment of Minimum Rent to Landlord.

(iii) Minimum Rent shall commence on the Commencement Date of this Lease. Rent Commencement to start on January 1, 2014

(iv) Early Occupancy, Tenant has been given occupancy to suite beginning November 1, 2013.

I. Percentage Rent Rate (Section 5): Not Applicable.

J. Security Deposit (Section 7): $2,500.00, which shall be deposited with Landlord upon the execution hereof.

K. Use (Section 8): Professional Office.

L. Tenant's Proportionate Share of, Building Expenses, Operating Expenses and Costs (Section 19): None

M. Guarantor(s): None.

N. Landlord's Address and Telephone Number for Notices (Section 37):

GOLDEN COVE, LLC
31244 Palos Verdes Drive West Suite 243
Rancho Palos Verdes, CA 90275
Attention: Management Office Telephone: 310-750-6707

O. Tenant's Address, Telephone Number, and Email for Notices (Section 37):

Michael J. Freni
30404 Rhone Drive, Rancho Palos Verdes, CA 90275
Manhattan Beach, California 90266
Business Phone: (310) 297-6807
Cell Phone: (213) 379-0540
Email: mj.freni@powerstormcapital.com

Powerstorm Capital Corporation
Attn: Michael J. Freni
2321 Rosecrans Avenue, Suite 4265, El Segundo, CA 90245
Business Phone: (310) 297-6807
Email: mj.freni@powerstormcapital.com

P. Guarantor's Address and Telephone Number for Notices (Section 37): None

Q. Brokers or Finders (Section 38): There is no Broker / Finder or fees in this contract.

R. Other: ______________________________

S. Addendum Attached: ______ Yes __X__ No

If an Addendum is attached, same is incorporated herein by this reference.

The following are the exhibits and attachments to this Lease, all of which are incorporated herein by this reference:

Exhibit "A": Site Plan
Exhibit "B": Legal Description of Shopping Center
Exhibit "C": Landlord's Work N/A
Exhibit "D": Tenant's Gross Sales Statement
Exhibit "E": Sign Criteria – Tenant's Signage must abide by all governmental laws and regulations and approved by the Landlord and any governmental agency.
Exhibit "F": Rules and Regulations
Exhibit "G": Tenant's Estoppels' Certificate

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STANDARD LEASE AGREEMENT

1. PARTIES.THIS STANDARD LEASE AGREEMENT (the "Lease") is dated for reference purposes as the date set forth in the Basic Lease Provisions, and is made and entered into by and between GOLDEN COVE, LLC ("Landlord"), AND, Powerstorm Capital Corp. & Michael J. Freni ("Tenant").

2. LEASED PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain real property delineated on the plot plan attached hereto as Exhibit "A" and all improvements now or hereafter constructed thereon (the "Premises"), which Premises constitute a portion of that certain real property legally described in Exhibit "B" attached hereto (the "Shopping Center"). Wherever the term "square feet" or "square footage" is used in this Lease with respect to the Premises, it shall mean the area of the Premises measured from the outside of exterior walls to the center of the interior demising walls of the Premises, without deduction for openings, columns, sprinkler risers, roof drains, vents, piping, wastelines, conduit, ventilation shafts and other such items serving the Premises or other tenant spaces. Any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Landlord and Tenant agree is reasonable, and the rental based thereon is not subject to change whether or not the actual square footage is more or less. Tenant hereby accepts the Premises in the condition existing as of the date of possession hereunder, subject to (a) all "Laws", which term shall mean, as used in this Lease, all applicable currently existing and future zoning, municipal, county, state, federal and other laws, statutes, codes, ordinances, orders, rules and regulations affecting the Premises and/or the Shopping Center and/or the use thereof, and (b) all "Record Documents", which term shall mean all currently existing and future covenants, conditions, restrictions, easements, agreements, encumbrances and other matters now or hereafter recorded against the Premises and/or the Shopping Center. Tenant hereby accepts this Lease subject to all Laws. This Lease is subject and subordinate to all Record Documents; provided, however, that nothing in the Record Documents shall be deemed or construed to confer upon Tenant any rights, remedies, options, benefits or privileges that are not conferred upon Tenant under the express terms and provisions of this Lease. Tenant acknowledges and agrees that the Shopping Center may not be fully owned by Landlord and that portions of the Shopping Center may be owned by third parties unrelated to Landlord. Tenant further acknowledges and agrees that any provisions of this Lease which impose a duty upon Landlord with respect to the Shopping Center shall only apply to (i) the portion of the Shopping Center owned by Landlord as of the date such obligation accrues, and (ii) the portion(s) of the Shopping Center which are not owned by Landlord but which Landlord has rights to control pursuant to the Record Documents, but only to the extent Landlord's rights to control those other portions of the Shopping Center will enable Landlord to satisfy such duties. Tenant acknowledges that Landlord has not made any representation or warranty as to the suitability of the Premises for the conduct of Tenant's business. Tenant shall construct certain improvements upon the Premises as more fully described in Exhibit "C" attached hereto.

3. TERM. The Term of this Lease (the "Term") shall be for the period described in Paragraph G of the Basic Lease Provisions. The Term shall commence (the "Commencement Date") on the date set forth in Paragraph G(ii) of the Basic Lease Provisions. The certification by Landlord's architect of the substantial completion of Landlord's Work shall be conclusive and binding upon the parties hereto. Upon commencement of the Term, the parties hereto shall execute an amendment to this Lease stating the actual Commencement Date and the expiration date of the Term. Notwithstanding the foregoing definition of "Commencement Date," the parties agree that, excepting for the payment of Minimum Rent, Percentage Rent, if any, and Additional Rent, the obligations of Tenant hereunder shall commence upon the execution of this Lease by Landlord and Tenant, including, without limitation, the obligations of Tenant pursuant to Exhibit "C" attached hereto and Sections 9, 18, 20 and 23 of this Lease. If for any reason Landlord cannot deliver possession of the Premises to Tenant in accordance with the provisions hereof, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder, but in such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Rent until after the Commencement Date has occurred. To the fullest extent legally permissible, Tenant waives the provisions of all Laws now or hereafter existing which allow a tenant to terminate its lease for failure of the Landlord to deliver possession thereof. However, if the Term has not commenced within two (2) years of the date of this Lease, then this Lease shall automatically terminate, each party shall bear its own costs to date, and neither party shall be liable to the other except for liabilities accrued hereunder prior to such termination. The "Term" shall also include any extensions or renewals of the initial Term to the extent expressly authorized pursuant to the terms of this Lease or agreed to in writing by Landlord and Tenant. For the purposes of this Lease, a Lease Year is each twelve (12) month period of the Term beginning on the Commencement Date, provided that if the Commencement Date does not fall on the first day of a month, the first Lease Year shall be the period commencing upon the Commencement Date and terminating one year after the last day of the month in which the Commencement Date occurs. Each subsequent Lease Year shall begin on the day after the end of the preceding Lease Year.

4. MINIMUM RENT; RENT INCREASES.

(a) Tenant shall pay to Landlord as base monthly rent ("Minimum Rent") the amount described in Paragraph H(i) of the Basic Lease Provisions during the periods indicated therein, which Minimum Rent shall be due and payable without prior notice or demand, in advance, without deduction or offset, beginning on the date set forth in Paragraph H(iii) of the Basic Lease Provisions, and continuing on or before the first day of each calendar month thereafter throughout the Term. Upon the execution hereof, Tenant shall pay the first full month's installment of Minimum Rent to Landlord. Minimum Rent for any period during the Term which is for less than one month shall be prorated by multiplying the Minimum Rent by a fraction, the numerator of which is the number of days in such calendar month falling within the Term, and the denominator of which is the number 30. No payment by Tenant or receipt by Landlord of an amount less than the amount of Minimum Rent, Percentage Rent or Additional Rent herein stipulated to be due or payable shall be deemed to be other than on account of the earliest amounts owing under this Lease. No endorsement or statement on any check or any letter accompanying any check or payment shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of any amount owing to Landlord or to pursue any other remedy available to Landlord under this Lease or at law or in equity.

(b) Commencing as of the beginning of the Second (2nd) Lease Year and as of the beginning of each Lease Year thereafter, "Minimum Rent" per month for the Premises shall be One Hundred Four Percent (104%) of the Minimum Rent payable during the Lease Year immediately preceding said Lease Year, without taking into account any temporary reductions or abatements that may be applicable to the Minimum Rent during such preceding Lease Year.

5. PERCENTAGE RENT.

(a) In addition to the payment of Minimum Rent, as hereinabove provided, Tenant shall pay to Landlord monthly, as "Percentage Rent," on or before the tenth (10th) day of each month during the Term and on or before the tenth (10th) day of the month following the expiration or earlier termination of the Term, the amount, if any, by which the "Percentage Rent Rate," as set forth in Paragraph I of the Basic Lease Provisions, multiplied by the amount of all Gross Sales (as defined herein) resulting from business conducted in, on or from the Premises for the preceding month of the Term exceeds the Minimum Rent paid by Tenant with respect to such preceding month. Percentage Rent for each month of the Term shall be paid at the same place as Minimum Rent, without prior notice or demand and without deduction or offset. If the Term does not begin on the first day of a month or end on the last day of a month, then Percentage Rent shall be based upon the Gross Sales for such partial month.

(b) The term "Gross Sales" as used in this Lease shall mean all revenue of Tenant and of all licensees, concessionaires and subtenants of Tenant and any others and all other receipts and/or receivables whatsoever from all business and other activities conducted in, on, upon, from or at the Premises and whether such revenues, receipts and/or receivables be evidenced by check, cash, credit, open account, charge account, exchange or otherwise, and shall include, but not be limited to, the amounts received from the sale of all goods, wares and merchandise (including, without limitation, gift and merchandise certificates) and for all services performed in, on, upon, from or at the Premises, together with the amount of all orders taken from the Premises or elsewhere, and whether such sales be made by means of merchandise or other vending devices in, at or about the Premises or electronically or through other technology (including, without limitation, through use of technology not invented as of the date of this Lease). Goods and merchandise shall include, but shall not be limited to, food, food stuffs and other items sold or charged at, in or from a restaurant (including, without limitation, takeout and delivery sales, delivery charges, catering sales, alcoholic and other beverages, door charges, entry fees, logo and/or trademarked items, and other revenues). Services shall include, but shall not be limited to, all services provided or performed in, on, upon, from or at the Premises or elsewhere (including, without limitation, those provided to or performed by vendors and/or other third parties) if the order was taken in, at or about the Premises or electronically or through other technology (including, without limitation, through use of technology not invented as of the date of this Lease). Gross Sales shall not include sales of merchandise for which cash has been refunded, to the extent of the sales price therefor so refunded, or allowances made on merchandise claimed to be defective or unsatisfactory, provided they shall have been previously included in Gross Sales; and there shall be deducted from Gross Sales the price of merchandise returned by customers for exchange, provided that such returned merchandise shall have been previously included in Gross Sales and provided that the sales price of merchandise delivered to the customer in exchange shall be included in Gross Sales. Gross Sales shall not include the amount of any sales tax imposed by any federal, state, municipal or other governmental authority directly on sales and collected from customers, provided that the amount thereof is added to the selling price or absorbed therein and paid by Tenant to such governmental authority. Each charge or sale upon installment or credit shall be treated as a sale for the full price in the month during which such charge or sale shall be made, irrespective of whether or not, or of the time when, Tenant shall receive payment (whether full or partial) therefor.

(c) For the purposes of ascertaining the amounts payable from time to time under this Lease as Percentage Rent or otherwise, Tenant agrees to prepare and keep at the Premises or at Tenant's principal office in the County where the Premises are located for a period of not less than thirty-six (36) months following the end of each calendar year, adequate books and records for such calendar year which shall show inventories and receipts of merchandise at the Premises, all sales and charges, and daily receipts from all sales and other transactions on or from the Premises by Tenant and any other persons conducting any business upon or from the Premises. Tenant and all other persons conducting business upon or from the Premises shall record at the time of sale, in the presence of the customer, all receipts from sales or other transactions whether for cash or credit in a cash register or in cash registers having a sealed cumulative total. Tenant further agrees to keep sales tax returns with respect to each calendar year and all pertinent original sales records at the Premises or at Tenant's principal office in the County where the Premises are located for at least thirty-six (36) months following the end of each calendar year.

(d) Tenant shall submit to Landlord on or before the tenth (10th) day of each month during the Term and on or before the tenth (10th) day following the expiration or earlier termination of the Term, at the place then fixed for the payment of rent, a written statement signed by Tenant and certified by it to be true and correct, showing in reasonably accurate detail satisfactory in scope to Landlord, the amount of Gross Sales during the preceding month. The statements referred to herein shall be in the form attached hereto as Exhibit "D" or such other form and style and containing such details as Landlord may reasonably require. If Tenant fails to deliver any statement of monthly Gross Sales in the form and when required by this Lease, and such failure continues for more than ten (10) days after written notice of such failure to Tenant, then Tenant agrees to pay Landlord the sum of Two Hundred Fifty Dollars ($250.00) on the eleventh (11th) day after such written notice to Tenant and on the same day of each month thereafter until said written statement of monthly Gross Sales is delivered

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to Landlord (collectively, the "Statement Late Charge"), which Statement Late Charge shall be separately calculated for each monthly statement that Tenant fails to deliver as required hereunder. If Tenant fails to deliver any other statement of monthly Gross Sales to Landlord in the form and when required by this Lease for any other calendar month of a calendar year in which a Statement Late Charge has been assessed (even if the statement which was the subject of the Statement Late Charge was eventually delivered to Landlord), then a Statement Late Charge shall be immediately assessed, without the need for Landlord to provide written notice thereof to Tenant; however, no more than one Statement Late Charge shall be assessed for any month, notwithstanding that there may be multiple months for which statements of monthly Gross Sales have not been timely delivered to Landlord. LANDLORD AND TENANT AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE ACTUAL DAMAGES TO BE SUFFERED BY LANDLORD AS A RESULT OF TENANT'S FAILURE TO TIMELY DELIVER THE REQUIRED STATEMENT OF GROSS SALES AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS LEASE, THE STATEMENT LATE CHARGE REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH LANDLORD WOULD INCUR AS A RESULT OF TENANT'S FAILURE TO TIMELY DELIVER THE REQUIRED STATEMENT OF GROSS SALES. THEREFORE, LANDLORD AND TENANT DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT LANDLORD WOULD SUFFER IN THE EVENT THAT TENANT FAILS TO TIMELY DELIVER THE REQUIRED STATEMENT OF GROSS SALES IS AN AMOUNT EQUAL TO THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION. SUCH AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR FAILURE BY TENANT TO TIMELY DELIVER THE REQUIRED STATEMENT OF GROSS SALES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE REASONABLE LIQUIDATED DAMAGES TO LANDLORD.

(e) The acceptance by Landlord of payments of Percentage Rent shall be without prejudice to Landlord's right to examine, audit, copy and make extracts of Tenant's books and records to be maintained pursuant to subparagraph (c) above or to Landlord's rights pertaining to audits of Tenant's Gross Sales. At its option, Landlord may, within thirty-six (36) months from the end of each calendar year, cause a complete audit to be made of Tenant's Gross Sales for such calendar year. Tenant shall promptly pay to Landlord the additional Percentage Rent shown by such audit to be due from Tenant. If such audit shall disclose Gross Sales of two percent (2%) or more in excess of the Gross Sales theretofore reported by Tenant for the period in question, Tenant shall promptly pay to Landlord the cost of such audit; provided, however, that if, at the time Landlord elects in writing to conduct an audit of Gross Sales, Tenant has failed to deliver a monthly statement of Tenant's monthly Gross Sales as and when required pursuant to subparagraph (d) above, then Tenant shall promptly reimburse Landlord for the entire cost of said audit (in addition to paying Landlord the Statement Late Charge(s) as and when required pursuant to subparagraph (d) above) regardless of whether such audit discloses any underreporting of Gross Sales and/or underpayment of Percentage Rent. Moreover, if any substantial or willful inaccuracies are found in the reporting of Gross Sales by Tenant, then, in addition to any and all rights and remedies of Landlord hereunder or at law or equity, Landlord shall have the right to terminate this Lease by written notice thereof to Tenant.

(f) Landlord and Tenant acknowledge that the Shopping Center is an interdependent enterprise and that the realization of the benefits of this Lease, both to Landlord and Tenant, are dependent upon Tenant creating and maintaining a successful and profitable retail operation in the Premises. Landlord and Tenant further acknowledge that the character and quality of Tenant's operation and of the Shopping Center will be enhanced by Tenant's use of its best efforts to establish a successful character and image. Accordingly, during the Lease Term Tenant shall not act as, and shall prohibit its Affiliates (as defined below) from directly or indirectly acting as, an owner, operator, proprietor, manager, stockholder, officer, director, franchisor, franchisee, principal, agent, Representative, lender, consultant or partner in, a Competing Business (as defined below) within a radius of three (3) miles (as the crow flies) from the location of the Premises. The term "Affiliate" as used herein shall mean any officer, director, shareholder, partner or member holding any of the shares or interests in Tenant, and any family member of Tenant or any officer, director, shareholder, partner or member of Tenant. The term "Competing Business" as used herein shall mean any business having the same trade name as the Trade Name and/or conducting a use substantially similar to the Permitted Use of the Premises (not so operated or owned on the date of this Lease), as the case may be. WITHOUT LIMITING LANDLORD'S RIGHT TO ENJOIN ANY VIOLATION BY TENANT OF THE PROVISIONS OF THIS SECTION 5(f), IN THE EVENT TENANT OR ITS AFFILIATES SHOULD VIOLATE THE PROVISIONS OF THIS SECTION 5(F), LANDLORD MAY, FOR SO LONG AS TENANT OR ITS AFFILIATES CONTINUE TO VIOLATE SAME, AS LIQUIDATED DAMAGES, INCLUDE EIGHTY PERCENT (80%) OF THE GROSS SALES OF THE COMPETING BUSINESS, IF SUCH COMPETING BUSINESS IS LOCATED WITHIN TWO (2) MILES (AS THE CROW FLIES) FROM THE LOCATION OF THE PREMISES, OR FORTY-FIVE PERCENT (45%) OF THE GROSS SALES OF THE COMPETING BUSINESS, IF THE COMPETING BUSINESS IS LOCATED MORE THAN TWO (2) MILES (AS THE CROW FLIES) FROM THE LOCATION OF THE PREMISES, IN THE GROSS SALES MADE FROM THE PREMISES FOR THE PURPOSE OF COMPUTING THE PERCENTAGE RENTAL DUE UNDER SECTION 5(b). IN THE EVENT TENANT VIOLATES THE PROVISIONS OF THIS SECTION 5(f), LANDLORD AND TENANT AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE ACTUAL DAMAGES TO BE SUFFERED BY LANDLORD AS A RESULT OF SUCH VIOLATION AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS LEASE, THE LIQUIDATED DAMAGES PROVIDED FOR HEREINABOVE REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH LANDLORD WOULD INCUR OR SUFFER AS A RESULT OF TENANT'S VIOLATION OF THE PROVISIONS CONTAINED IN THIS SECTION 5(f). THEREFORE, LANDLORD AND TENANT DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT LANDLORD WOULD SUFFER IN THE EVENT THAT TENANT VIOLATES THE PROVISIONS CONTAINED IN THIS SECTION 5(f) IS AN AMOUNT EQUAL TO THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION. SUCH AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH BY TENANT OF THE PROVISIONS CONTAINED IN THIS SECTION 5(F). THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE REASONABLE LIQUIDATED DAMAGES TO LANDLORD.

6. ADDITIONAL RENT. This Lease is what is commonly called a "net, net, net Lease," it being understood that Landlord shall receive the Minimum Rent and Percentage Rent, if any, free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises. In addition to the Minimum Rent and Percentage Rent, if any, payable hereunder, Tenant shall pay to the parties respectively entitled thereto all taxes, impositions, insurance premiums, operating charges, maintenance charges, security costs, and other charges, costs and expenses which arise or may be contemplated under any provision of this Lease or otherwise becoming due by virtue of the activities and/or business of Tenant prior to and during the Term hereof (collectively "Additional Rent"). In the event Tenant fails to pay any Additional Rent, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay Minimum Rent. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by Tenant, and that Tenant shall in no event be entitled to any abatement of or reduction in Minimum Rent, Percentage Rent or Additional Rent payable under this Lease, except as expressly provided herein. The covenants of Landlord and Tenant hereunder are independent, except that Tenant's performance of its obligations under this Lease shall be a condition to Landlord's performance under this Lease. Any present or future law to the contrary shall not alter this agreement of the parties.

7. SECURITY DEPOSIT. Upon the execution thereof, Tenant shall deposit with Landlord the Security Deposit described in Paragraph J of the Basic Lease Provisions (the "Security Deposit") for the performance by Tenant of its obligations hereunder. At the beginning of the second Lease Year and at the beginning of each Lease Year thereafter during the Term, Tenant shall, upon demand by Landlord, deposit with Landlord an amount sufficient to increase the Security Deposit to an amount that bears the same ratio to the then current Minimum Rent as the Original Security Deposit bore to the original Minimum Rent. The amount so deposited by Tenant with Landlord shall be added to and become part of the Security Deposit hereunder. If Tenant is in default, Landlord may use the Security Deposit, or any portion thereof, to cure such default, or to compensate Landlord for any and all damages sustained by Landlord resulting from Tenant's default. Tenant shall pay to Landlord immediately upon demand an amount equal to the portion of the Security Deposit expended or applied by Landlord so as to maintain the Security Deposit in the amount initially deposited with Landlord, as so increased. If Tenant is not in default at the expiration or earlier termination hereof, Landlord shall return the Security Deposit to Tenant, reduced by such amounts as may be required to be paid or incurred by Landlord to remedy defaults by Tenant (whether such defaults are the failure to pay Rent, failure to repair damage to the Premises or other portions of the Shopping Center, or otherwise), and Tenant hereby waives any right to receive back the Security Deposit or any portion thereof until all of Tenant's obligations under this Lease have been fulfilled (including, without limitation, the payment of Rent and other amounts for which Tenant may become responsible after the expiration or earlier termination of this Lease). Tenant hereby waives any and all rights Tenant may have with respect to a security deposit under California Civil Code Section 1950.7(c) and any and all similar, related or successor provisions of law. Landlord's obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord may commingle the Security Deposit with Landlord's general and/or other funds, and Landlord shall have no obligation to pay Tenant interest upon the Security Deposit. Notwithstanding the foregoing, exercise of any one or more of the rights given Landlord under this Section 7 in no way shall affect or abrogate any other claim or remedy available to Landlord hereunder or as provided by law or equity.

8. USE; CONDUCT OF BUSINESS.

(a) The Premises shall be used and occupied only for the use described in Paragraph K of the Basic Lease Provisions and for no other use or purpose whatsoever, and Tenant shall operate at the Premises only under the trade name set forth in Paragraph D of the Basic Lease Provisions and under no other trade name whatsoever.

(b) Tenant covenants and agrees that it shall continuously, actively, diligently and uninterruptedly throughout the Term (i) operate and conduct the business for the use and trade name referenced in Section 8(a) above within the entire Premises in a reputable manner in conformity with the highest standards of practice prevailing in the field of business among merchants engaged in the same or similar business in the city in which the Premises are located; (ii) staff the Premises with sufficient sales personnel, stock the Premises with adequate merchandise, and exercise sound business practices, due diligence and efficiency so as to maximize Gross Sales for the benefit of Landlord. During the Term hereof, Tenant shall keep the Premises continuously open for business and cause Tenant's business to be conducted therein every day (i.e., seven (7) days per week) during the hours of 9:00 a.m. to 9:00 p.m. or such additional and/or modified hours of operation as designated by Landlord to be applicable to the Premises and the balance of the Shopping Center or any portion(s) thereof as Landlord shall determine in its sole and absolute discretion.

(c) IN THE EVENT THAT TENANT SHALL AT ANY TIME DURING THE TERM FAIL TO CONTINUOUSLY OPERATE ITS BUSINESS WITHIN THE PREMISES AS REQUIRED BY SECTION 8(b) ABOVE (SOMETIMES REFERRED TO HEREIN AS THE "CONTINUOUS OPERATION REQUIREMENT"), SUBJECT TO TEMPORARY CLOSURES OF UP TO THREE (3) MONTHS FOR DAMAGE, DESTRUCTION OR REMODELING, AS LIQUIDATED DAMAGES TO LANDLORD, MINIMUM RENT SHALL BE PAYABLE AT TWO (2) TIMES THE AMOUNT SET FORTH IN THE BASIC LEASE PROVISIONS AND SECTION 4, AS IT IS INCREASED PURSUANT TO THE TERMS OF THIS LEASE, UNTIL SUCH TIME AS TENANT RECOMMENCES BUSINESS OPERATIONS THAT COMPLY WITH THE CONTINUOUS OPERATION REQUIREMENT WITHIN THE ENTIRE PREMISES. IN THE EVENT TENANT FAILS TO COMPLY WITH THE CONTINUOUS OPERATION REQUIREMENT, LANDLORD AND TENANT AGREE THAT, GIVEN THE INDUCEMENT AND CO-TENANCY PROVISIONS THAT MAY BE CONTAINED IN OTHER LEASES WITHIN THE SHOPPING CENTER AND THE NEGATIVE IMPACT ON LANDLORD'S ABILITY TO FINANCE, LEASE AND MARKET THE SHOPPING CENTER RESULTING FROM VACANT SPACE, IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE ACTUAL DAMAGES TO BE SUFFERED BY LANDLORD AS A RESULT THEREOF AND THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS LEASE, THE LIQUIDATED DAMAGES

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PROVIDED FOR IN THIS SECTION 8 REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH LANDLORD WOULD INCUR AS A RESULT OF TENANT'S FAILURE TO COMPLY WITH THE CONTINUOUS OPERATION REQUIREMENT. THEREFORE, LANDLORD AND TENANT DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT LANDLORD WOULD SUFFER IN THE EVENT TENANT FAILS TO COMPLY WITH THE CONTINUOUS OPERATION REQUIREMENT IS AN AMOUNT EQUAL TO THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION 8(c). SUCH AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH BY TENANT OF ITS FAILURE TO COMPLY WITH THE CONTINUOUS OPERATION REQUIREMENT. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE REASONABLE LIQUIDATED DAMAGES TO LANDLORD.

(d) Tenant acknowledges that Landlord may grant, or may have previously granted, exclusive rights to other tenants at the Shopping Center and a material consideration to Landlord in entering into this Lease is Tenant's covenant to limit its use of the Premises to the permitted use of the Premises under Tenant's trade name as set forth above. The violation by Tenant of the exclusive rights granted to other tenant(s) of the Shopping Center will result in Landlord suffering irreparable harm and, therefore, in addition to the other rights and remedies available to Landlord under this Lease, Landlord may seek to enjoin Tenant's breach of this Section 8(d), and Tenant shall be liable for any damages incurred or sustained by Landlord to such other tenant whose exclusive use right was breached by Tenant. In no event shall Landlord be liable to Tenant for any failure of other tenants in the Shopping Center to operate their business, or for any loss or damage that may be occasioned by or through the acts or omissions of other tenants or third parties.

(e) Landlord reserves the absolute right to effect such other tenancies in the Shopping Center as Landlord shall determine, in the exercise of its sole and absolute business judgment, is best to promote the interests of the Shopping Center. Whether any tenants are shown or described on Exhibit "A" attached hereto, Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or number or type of tenants shall or shall not during the Term of this Lease occupy any space in the Shopping Center, nor does Tenant rely on any other tenant or tenants operating its or their business and affairs at the Shopping Center at any particular time or times. Moreover, no conduct by any tenant, subtenant, licensee, concessionaire, or other occupant of, customer of, supplier to or use of any portion of the Shopping Center by others shall constitute an eviction, constructive or otherwise, of Tenant from the Premises, and Tenant hereby waives any and all claims that, but for this sentence, it might have against Landlord by reason of such conduct by one or more of such persons and entities.

(f) No use shall be made or permitted to be made by Tenant in or from the Premises and no acts shall be done by Tenant or the Tenant Parties (as defined in Section 9 below) in, on or about the Premises or elsewhere in the Shopping Center which will in any way conflict with any Record Documents and/or Laws (including, without limitation, those affecting the occupancy or use thereof now in effect or which may hereafter be enacted or promulgated by any public authority), or which will increase the existing rate of insurance upon the Premises or other portions of the Shopping Center, or cause a cancellation of any insurance policy covering the Premises or other portions of the Shopping Center. No drug paraphernalia, pornographic materials or satanic materials shall be displayed or sold on or from the Premises. Tenant shall neither sell nor permit to be kept, used or sold in or about the Premises any article which may be prohibited by any insurance policies maintained by Landlord, Tenant or any other tenant or occupant of the Shopping Center. Tenant shall not commit, or suffer to be committed, any waste upon or about the Premises or other portions of the Shopping Center, any public or private nuisance, or other act or thing which may disturb the quiet enjoyment or business of any other tenant of Landlord or other occupant in the Shopping Center, nor shall Tenant, without the prior written consent of Landlord, use any apparatus, machinery or device in or about the Premises or other portions of the Shopping Center which shall cause any unreasonable or objectionable noise, vibration or odor.

(g) In the event the use described in Paragraph K of the Basic Lease Provisions includes the preparation of food or restaurant services, Tenant agrees to perform the following at its own expense: (i) Tenant shall employ a pest control agency, duly licensed by the State of California to provide service regularly and as necessary for the purpose of preventing and/or eliminating rodents and pests from the Premises; (ii) Tenant shall retain a dependable bonded degreasing service on a regular basis and as needed throughout the Term to clean and degrease Tenant's entire kitchen area, ranges, cooking equipment, broilers, stoves, hoods, fans, exhausts and blower systems, filters and flue stacks, whether or not within the Premises; (iii) Tenant shall maintain all of Tenant's motors and blowers whether or not within the Premises in such a manner as not to transmit noises or vibrations to any part of the Shopping Center (Tenant further agrees forthwith to repair on demand by Landlord any damage caused to the Shopping Center by such motors and blowers); (iv) Tenant shall design, install and maintain all equipment necessary or appropriate to minimize the escape of odors from the Premises into other areas of the Shopping Center; (v) Tenant shall prevent any noises on the Premises that will interfere or cause annoyance to any of the occupants of the Shopping Center; (vi) Tenant shall at all times maintain a state of cleanliness throughout the Premises in accordance with standards established by any health department having jurisdiction over the Premises or Tenant's operation therein (whereby, at a minimum, Tenant shall maintain a rating of "A" or "B" from the health department; (vii) Tenant shall install waterproof membranes acceptable to Landlord in the kitchen, dishwashing area and other areas of the Premises designated by Landlord to protect water from seeping or leaking from the Premises; and (viii) Tenant shall provide suitable water-tight receptacles for garbage and garbage procedures eliminating all garbage from the Premises at least once daily. Said procedures shall ensure the transportation of garbage from the Premises without spillage to points of collection specified by Landlord. The collection of garbage shall be arranged by Tenant at Tenant's expense. Any spillage of garbage shall be immediately cleaned by Tenant, and failure to do so shall allow Landlord to immediately clean said spillage at Tenant's expense.

9. COMPLIANCE WITH LAW. Tenant shall, at its sole cost and expense, promptly comply with all Record Documents and Laws applicable to the Premises and/or the use thereof, including, without limitation, the obligation to alter, maintain or restore the Premises in compliance with such Record Documents and Laws, and Tenant shall promptly comply with all governmental orders or directives for the correction, prevention or abatement of a nuisance in, upon, or connected with the Premises. Notwithstanding the foregoing, Tenant shall not be obligated to make any structural alterations to the Premises unless required as a result of the use or proposed use of the Premises or any alterations by Tenant or its officers, directors, shareholders, partners, joint venturers, members, agents, employees, contractors, licensees, invitees, customers, sublessees and assignees (collectively the "Tenant Parties").

10. SHOPPING CENTER PROMOTION. Tenant agrees to include the name of the Shopping Center, as such name may change from time to time, in all materials (regardless of the type of media) used by Tenant to advertise or promote its business, including, without limitation, printed advertisements, business cards, and radio and television commercials.

11. SIGNS. Tenant shall not have the right to place, construct, or maintain on the glass panes or supports of the show windows of the Premises, the doors, exterior walls or the roof of the building in which the Premises are located (the "Building"), or anywhere else within the Shopping Center outside of the Premises, or on any interior portions of the Premises that may be visible from the exterior of the Premises, any signs, advertisements, names, insignia, trademarks, descriptive material or any other items without first procuring Landlord's written consent. Landlord shall designate the size, shape, color, design and location of all exterior sign(s) to be installed by Tenant, and Tenant shall, at Tenant's sole cost and expense, fabricate, construct and install all such sign(s) in full compliance with Landlord's designation and in accordance with the sign criteria attached as Exhibit "E" hereto. Tenant agrees to submit to Landlord copies of plans and specifications for Tenant's sign(s) for Landlord's written approval within thirty (30) days after the full execution of this Lease and to install such sign(s) prior to opening for business at the Premises. Landlord, at Tenant's cost, may remove any item placed, constructed or maintained in, upon or about the Premises or the Shopping Center which does not comply with this Section. In the event there is a pole or pylon sign available to list the names or businesses of tenants and occupants of the Shopping Center, Landlord shall have the right, but not the obligation, to install lettering designating Tenant's operations in the Shopping Center on such pole or pylon sign, at Tenant's expense, with Landlord's approval of location, size, style and color. All signs that are permanently attached to the Premises shall become the property of Landlord at the expiration or earlier termination of this Lease; provided, however, that Tenant shall promptly remove all such signs if Landlord so elects, and Tenant shall promptly repair all damage to the Premises or the Building caused by such removal. Tenant shall not place, construct or maintain in, upon or about the Premises any search lights, flashing lights, loudspeakers, phonographs or other visual or audio media.

12. ALTERATIONS, ADDITIONS AND IMPROVEMENTS.

(a) Tenant shall not create any openings in the roof or exterior walls of the Premises or the Building, nor shall Tenant make any exterior or structural alterations, additions or improvements to the Premises or other portions of the Building or Shopping Center (including, without limitation, the installation of satellite communications antennae, dishes or other equipment on the roof or other exterior portions of the Premises, Building or Shopping Center) without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. Tenant shall not change or add any locks to the Premises, without the prior written consent of Landlord. In addition, Tenant shall not make interior alterations, additions or improvements to the Premises having a cost that exceed $5,000.00 in the aggregate during the Term without Landlord's prior written consent thereto. Tenant shall, at Landlord's option, remove at the expiration or earlier termination of this Lease all items installed or constructed by Tenant (except those items which Landlord elects to have remain at the Premises as set forth in a written notice to Tenant prior to the expiration or earlier termination of this Lease) and shall repair all damage to the Premises and/or the Building caused by such removal. Tenant shall deliver plans and specifications of the alterations, additions and improvements proposed to be made by Tenant at the Premises, together with any other documents and information reasonably required by Landlord (collectively, the "Tenant's Plans") at least thirty (30) days prior to commencement of construction thereof. If such alterations, additions or improvements require Landlord's written consent before Tenant may commence construction thereof, then Tenant shall accompany the Tenant's Plans with written notice requesting Landlord's written consent thereto, and Tenant shall not commence such alterations, additions or improvements until Landlord has consented thereto in writing. All alterations, additions or improvements made by Tenant shall, unless Landlord requires their removal as provided above, become the property of Landlord at the expiration or earlier termination hereof, without compensation of any kind to Tenant. Any trade fixtures which are installed and paid for by Tenant shall remain the property of Tenant, but Tenant shall not remove any trade fixtures or personal property from the Premises without Landlord's prior written consent at any time in which Tenant is in default of this Lease or an event has occurred which, with the passage of time or the giving of notice, or both, would become a default by Tenant. If Tenant otherwise has the right to remove trade fixtures installed and paid for by Tenant, such right shall be conditioned upon: (i) Tenant repairing any damage to the remaining portions of the Premises or the Building caused by the removal of such trade fixtures, and (ii) such removal not diminishing the value of the Premises. Any trade fixtures, moveable furniture or personal property that Tenant does not remove, or is not allowed to remove, at the expiration or earlier termination of this Lease shall, at Landlord's option, either become the property of Landlord or be removed by Landlord at Tenant's sole cost and expense. Tenant hereby grants Landlord a security interest in all trade fixtures, merchandise, equipment, supplies, furniture and all other personal property owned by Tenant and used or located at the Premises at any time during the Term and, if requested, Tenant shall on demand execute any document(s) required to perfect Landlord's interest therein.

(b) Tenant shall keep the Premises and the Shopping Center free from any and all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's sole cost and expense, payment and performance bonds each in an amount

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equal to one and one-half (1½) times the estimated cost of all alterations, additions and improvements to the Premises, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work. Tenant shall provide Landlord at least ten (10) days' prior written notice of Tenant's commencement of any alterations, additions or improvements at the Premises, and Landlord shall have the right to file, post and/or record all appropriate notices of nonresponsibility or other documents having the effect of protecting the Landlord and the Shopping Center from any mechanics' or materialmen's liens arising from Tenant's alterations, additions or improvements.

13. UTILITY SERVICES.

(a) Tenant shall be solely responsible for, and promptly pay when due, all charges for gas, water, sewer, telephone, cable, DSL, electricity, and all other utilities (each of the foregoing is sometimes individually referred to herein as a "utility" and all are sometimes collectively referred to herein as "utilities") used by Tenant or consumed at the Premises during the Term. If Tenant refuses or neglects to pay any such utility charges, Landlord may, at Landlord's option, pay such charges, and Tenant shall, upon demand, pay to Landlord the amount paid by Landlord and all other costs incurred in connection therewith. In the event that any utility usage of Tenant is not separately metered or billed, Tenant agrees to pay to Landlord its equitable share of the charges for each utility as reasonably determined by Landlord.

(b) All times during the Lease Term, Landlord shall have the right to select the utility company or companies that shall provide electric and/or other utility services to the Premises and, subject to all applicable Laws, Landlord shall have the right at any time and from time to time during the Lease Term to either (a) contract for services from electric and/or other utility service provider(s) other than the provider with which Landlord has a contract as of the date of this Lease (the "Current Providers"), or (b) continue to contract for services from the Current Providers. Tenant shall at all times cooperate with Landlord and any electric and/or other utility service providers with whom Landlord has contracted and, as reasonably necessary, shall allow Landlord or such electric and/or other utility service providers reasonable access to any electric and/or other utility lines, feeders, risers, wiring and any other machinery or equipment within the Premises. Landlord shall not be liable in damages or otherwise for any loss, damage or expense that Tenant may sustain or incur by reason of any change, failure, interference, interruption or defect in the electric and/or other utility services provided to the Premises. No such change, failure, interference, interruption or defect shall entitle Tenant to terminate this Lease or to abate the payments Tenant is required to make under this Lease.

14. PARKING AND COMMON AREA.

(a) The Common Area of the Shopping Center is defined as those areas beyond the exterior walls of all buildings now or hereafter located, from time to time, within the Shopping Center (collectively the "Buildings") and within the exterior boundaries of or otherwise benefiting the real property described in Exhibit "B" (other than those areas excluded from the Common Area pursuant to any Record Documents), which areas Landlord from time to time designates as available for the common use of tenants or customers of the Shopping Center.

(b) Landlord shall at all times have the right and privilege of determining and changing the nature and extent of the Common Area, and of modifying the layout of the Shopping Center as Landlord deems appropriate, including, without limitation, the rights and privileges, from time to time, to (i) close any of the Common Area to whatever extent required in the opinion of Landlord's counsel to prevent a dedication of any of the Common Area or the accrual of any rights of any person or of the public to the Common Area; (ii) close temporarily any of the Common Area for maintenance purposes or for purposes of constructing alterations, additions and/or improvements; (iii) designate other property outside of the boundaries of the Shopping Center to become part of the Common Area of the Shopping Center or to be entitled to use the Common Area on a reciprocal basis; (v) make changes to the Common Area, including, without limitation, changes in the location, size, number and configuration of driveways, entrances, exits, flow of traffic direction or vehicular parking spaces; (vi) change the size and/or location and/or elevation and/or nature of the Common Area or any part thereof, including, without limitation, the right to locate thereon carts, kiosks, drive through areas, outdoor seating, tables and patio areas, outdoor sales areas, recycling centers, and/or other Buildings of any type; and (vii) to do and perform such other acts (whether similar or dissimilar to the foregoing) in, to and with respect to the Common Area as in the use of good business judgment Landlord shall determine to be appropriate for the Shopping Center. Landlord reserves the right, from time to time, to utilize portions of the Common Area for carnival type shows, rides and entertainment, outdoor shows, displays, product shows, advertising purposes, and other uses which, in Landlord's judgment, tend to attract the public to the Shopping Center.

(c) Landlord shall also have the right to establish, and from time to time change, modify and enforce against Tenant, and other users of the Common Area, such reasonable rules and regulations as Landlord deems necessary or advisable for the proper and efficient operation and maintenance of the Common Area. The current rules and regulations affecting the Shopping Center are attached as Exhibit "F" hereto. Tenant shall observe and comply with all such rules and regulations including all modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for violation or non-performance by any other tenant or occupant of the Shopping Center of any rules or regulations. Tenant agrees that neither Tenant nor the Tenant Parties (except Tenant's customers and patrons) shall park in the Shopping Center unless Landlord designates a portion of the parking area for employee parking, in which case Tenant and the Tenant Parties (except Tenant's customers and patrons) shall park in the area so designated by Landlord. Furthermore, Tenant shall prohibit its agents, employees, contractors, licensees, sublenants, assigns, customers and invitees from using the Common Area for purposes not authorized by Landlord, which prohibited uses shall include, without limitation, changing oil, spark plugs, batteries, windshield wipers or fluids of vehicles or performing any other work on vehicles in the Common Areas.

15. COMMON AREA IMPROVEMENTS.

(a) Landlord, in its sole discretion, may make such reasonable additions to or modifications of the Common Area as it deems necessary or desirable to preserve, protect, or promote the common good of the tenants of the Shopping Center, including, without limitation, pole, pylon and/or monument signs, fountains, benches and/or other similar or dissimilar improvements. In the event Landlord undertakes such reasonable additions or modifications, Landlord may require Tenant to pay its equitable share of the cost thereof, on such reasonable basis as Landlord may select, and Tenant shall pay same within ten (10) days following receipt of notice thereof.

(b) At any time during the Term, Landlord shall have the right to remodel and/or expand the Shopping Center as Landlord may desire (collectively, the "Remodeled Center"), including, without limitation, the addition of shops and/or the addition of new buildings to the Shopping Center. If Landlord deems it necessary for construction personnel to enter the Premises in order to construct the Remodeled Center, Landlord shall give Tenant no less than fifteen (15) days' prior notice, and Tenant shall allow such entry. Landlord shall use reasonable efforts to complete the work affecting the Premises in an efficient manner so as not to interfere unreasonably with Tenant's business. Tenant shall not be entitled to any damages or to reduction in Minimum Rent, Percentage Rent or Additional Rent for any interference or interruption of Tenant's business or for any inconvenience caused by such construction work. Landlord shall have the right to use portions of the Premises to accommodate any structures required for the Remodeled Center. If, as a result of Landlord utilizing portions of the Premises for such purpose, there is a permanent increase or decrease in the floor area of the Premises of one percent (1%) or more, there shall be a proportionate adjustment of Minimum Rent and Tenant's Proportionate Share. During the course of construction, Tenant shall continue to pay Minimum Rent, Percentage Rent, and Additional Rent.

16. TAXES AND ASSESSMENTS.

(a) Tenant shall pay before delinquency all taxes, assessments, license fees and other charges that accrue during the Term and which are levied or assessed against Tenant's Improvements, personal property, fixtures and equipment installed or located in, on or about the Premises. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payment.

(b) Tenant shall also pay to Landlord its Proportionate Share of all "Taxes" applicable to the Shopping Center accruing during the Term of this Lease in the manner set forth in Section 19. The term "Taxes" shall mean all general, special, ordinary, supplemental and extraordinary real and personal property taxes and assessments, license fees and taxes, rental taxes, levies, charges, penalties, sewer or water charges (hook-up or otherwise), improvement bonds and other governmental levies imposed by any authority having direct or indirect power to tax, including, but not limited to, any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, lighting, drainage or other improvement district, on, against, or with respect to the Shopping Center, any property of Landlord or Landlord's agents used principally in the operation, management, maintenance or repair of the Shopping Center, any legal or equitable interest of Landlord in the Shopping Center, Landlord's right to rent and other income therefrom or Landlord's business of leasing the Premises or other portions of the Shopping Center, together with any taxes or assessments imposed in addition to, in substitution of or as a supplement to any taxes or assessments previously included within the definition of Taxes, but excluding any federal, state or local personal income, estate or inheritance tax of Landlord. The term "Taxes" shall also include any tax, fee, levy, assessment or charge: (i) the nature of which was hereinbefore included within the definition of Taxes, (ii) which was imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, (iii) which is imposed or assessed as a result of any and all changes in ownership (as that term is used in Article 13A of the California Constitution and/or California Revenue and Taxation Code Sections 60, et seq.) of the Shopping Center, or any portion thereof, or which is added to a tax or charge hereinbefore included within the definition of Taxes by reason of such transfer(s), (iv) which is imposed or assessed as a result of any and all alterations, additions or improvements to the Shopping Center or any portion thereof, or (v) which is imposed by reason of this transaction, any modifications or changes hereto or any transfers hereof.

17. MAINTENANCE, REPAIRS AND OPERATING EXPENSES.

(a) Tenant shall, at its sole cost and expense, maintain all of the interior and other improvements of the Premises in good and safe order, condition and repair, including, but not limited to, all necessary repairs and replacements of the pipes, plumbing, wiring, cabling, windows, window glass, plate glass, doors, floors, ceilings, painting and all other portions of the Premises (except those areas which are Landlord's obligation to maintain and repair). If the Premises is a "free-standing" building (i.e., Tenant leases the entire leasable area of the Building), at Landlord's election, Tenant shall provide, at such times and in such manner as determined by Landlord in its reasonable business judgment, in addition to Tenant's

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other obligations in this Section 17(a), the maintenance, repair, replacement, repainting and cleaning of all portions of the Building (including, without limitation, the roof, foundation, exterior walls, and all structural portions of the Building). Tenant shall install and maintain in the Premises fire extinguishers of the size and type required by each fire prevention authority having jurisdiction over the Premises. In the event that the Premises is used to operate a restaurant, Tenant shall (i) install an automatic fire extinguishing system covering all cooking areas, and (ii) cause all hoods, ducts, grease traps, fans and other ventilating devices to be regularly maintained as required by law or any insurance company, but in no event less often than once during each three (3) month period of the Term. If Tenant does not maintain, repair or replace the Premises as required herein, Landlord shall have the right (but not the obligation) to cause maintenance, repairs, replacements and/or corrections to be made thereto, and all reasonable costs thereof shall be immediately due and payable by Tenant to Landlord. Landlord first shall give three (3) days' written notice to Tenant before any such maintenance, repairs, replacements and/or corrections are made by Landlord, except in the case of an emergency, in which case no prior notice shall be necessary.

(b) Except with respect to damage or destruction which is the subject of Section 21, Landlord shall provide, as necessary, maintenance, repair, replacement, repainting and cleaning of all exterior areas of all Buildings (including, without limitation, the roof, foundation, exterior walls, and all structural portions of the Buildings, but excluding windows and doors), the heating, ventilating and air conditioning systems and equipment servicing all or any portion of the Buildings and walls separating tenants' leased premises within the Buildings; provided, however, if the Premises is a "free-standing" building, Tenant shall perform the services described in subsection (a) above. Tenant shall pay to Landlord its Proportionate Share of Landlord's cost for such maintenance, repair, replacement, repainting, cleaning and utilities (collectively "Building Expenses", whether pertaining to the Building and/or any and all other Buildings in the Shopping Center) in the manner set forth in Section 19; provided, however, that the Tenant's obligation to pay the cost to maintain, repair and replace the heating, ventilating and air conditioning systems and equipment (collectively, "HVAC") shall be as provided below. If the HVAC services only the Premises, then Tenant shall pay the entire cost to maintain, repair and replace such HVAC; however, if the HVAC servicing the Premises also services other space within the Building, then Tenant shall pay a pro rata share of the cost to maintain, repair and replace the HVAC, which pro rata share shall be determined by a fraction, the numerator of which is the square footage of the Premises, and the denominator of which is the square footage of the portion of the leasable area of the Building serviced by such HVAC.

(c) Landlord shall have the right to elect to cause the maintenance and repair responsibility for the roof over and adjacent to the Premises (but in no event over the premises of any other tenant of the Shopping Center) to be shifted from Landlord to Tenant. If Landlord makes that election, Tenant shall maintain and repair that portion of the roof using a contractor (or contractors) of which Landlord has approved. All repair and maintenance work performed by or on behalf of Tenant shall be in full compliance with applicable Record Documents and Laws, shall be done by contractors approved in writing by Landlord, and shall be accompanied by a guaranty approved by Landlord from the contractors performing the work, and shall be performed so that the quality of the work and the materials used in the work are consistent with the remainder of the Shopping Center. Tenant shall indemnify, defend and hold Landlord harmless from and against all Liabilities (as defined in Section 20(a) below) caused by, or incurred in connection with, all activities on the roof conducted by or on behalf of Tenant.

(d) Landlord shall cause the Shopping Center to be operated in a manner which is consistent with the quality and character of the Shopping Center as determined in Landlord's sole and absolute discretion. Tenant shall pay to Landlord its proportionate share of all costs and expenses of every kind and nature (collectively, "Operating Expenses") paid or incurred by Landlord in connection with the maintenance, repair, replacement, operation, protection, lighting and policing of the Common Area and the Shopping Center in the manner set forth in Section 19. To avoid duplication, such Operating Expenses shall not include the costs of Building Expenses; however, such Operating Expenses shall include, but not be limited to, the following: (i) total costs to maintain, repair, replace, clean and operate all portions of the Common Area (including, without limitation, sidewalks, parking areas, striping, bumpers, alleys, driving lanes and ways, any equipment supplying music to the Common Area, landscaping, lighting, signs (whether or not located in the Shopping Center), walls, fences, electrical, plumbing and other utilities servicing any Buildings and/or the Common Area and/or any signs or other portions thereof); (ii) total costs (including, without limitation, wages, salaries, worker's compensation insurance premiums, employment taxes and fringe benefits) of all persons engaged in the operation, maintenance, repair, replacement and security of the Shopping Center (including, without limitation, those persons working in the on-site property management office, if any), (iii) license, permit and inspection fees and costs required or desirable in connection with the operation of the Shopping Center, (iv) auditors', accountants' and attorneys' fees and costs related to the operation, maintenance, repair and replacement of the Shopping Center, (v) the cost of supplies, uniforms, equipment, tools and materials used or necessary in connection with the operation, security, maintenance, repair and replacement of the Shopping Center, (vi) the remediation of Hazardous Materials (and the repair and restoration of damage caused thereby), the contamination of which was not solely caused by Landlord and the remediation of which is not Tenant's responsibility under Section 43 hereof, (vii) the cost of energy, water and other utilities and the cost to remove trash and refuse, (viii) the cost of energy and water conservation efforts, (ix) depreciation of maintenance equipment used in the operation, maintenance and repair of the Shopping Center, (x) reasonable reserves for Operating Expenses and Building Expenses; and (xi) such other costs and expenses which are paid by other landlords for the purpose of operating, maintaining, repairing, replacing, securing or otherwise dealing with similar shopping centers in the county in which the Shopping Center is located.

(e) Tenant's obligations set forth in this Section 17 form a material part of the consideration for this Lease, and Tenant hereby waives all rights to make repairs at the expense of Landlord as provided by any Laws now or hereafter in effect, including, but not limited to, California Civil Code Sections 1941 and 1942.

18. INSURANCE.

(a) Landlord shall obtain and maintain an insurance policy or policies covering fire, lightning, vandalism, malicious mischief, extended coverage, commercial or comprehensive general liability coverage, and such other risks which Landlord or its lender shall reasonably require. Such policy(ies) shall also include rental interruption insurance coverage for any period up to eighteen (18) months during which the Buildings or any of them are partially or totally untenantable. Such insurance is sometimes referred to herein as the "Insurance." Tenant shall reimburse Landlord for its Proportionate Share of the cost of such Insurance in the manner set forth in Section 19. Tenant acknowledges it will not be an additional insured or loss payee under such Insurance.

(b) At all times during the Term, Tenant shall, at Tenant's sole cost and expense, procure and maintain in full force and effect commercial or comprehensive general liability insurance providing coverage at least as broad as ISO policy form CG 0001, covering death or injury to one or more persons and damage to property, and also covering the performance by Tenant of the indemnity provisions of this Lease in the minimum amounts of One Million Dollars ($1,000,000) each occurrence and Two Million Dollars ($2,000,000) in the aggregate. The policy required pursuant to the preceding sentence shall not have a deductible in excess of Ten Thousand and No/100 Dollars ($10,000.00). If Tenant's use includes the sale of alcohol, beer or wine, Tenant shall also maintain during the term hereof, liquor liability or 'dram shop' coverage with the same limits as described above for the general liability coverage. At all times during the Term, Tenant shall, at Tenant's sole cost and expense, procure and maintain in full force and effect 'causes of loss-special form' property insurance, including coverage for sprinkler leakage, vandalism, and malicious mischief covering all of Tenant's leasehold improvements, alterations, additions or improvements permitted under this Lease and all personal property from time to time in, on or upon the Premises, in an amount not less than one hundred percent (100%) of their full replacement cost without deduction for depreciation or physical deterioration, providing coverage at least as broad as ISO policy form CF 10 30, as well as such other insurance coverage as Landlord shall reasonably require. The policy required pursuant to the preceding sentence shall not have a deductible in excess of Twenty-Five Thousand Dollars ($25,000.00). All of Tenant's insurance policies shall (i) be issued by insurance companies acceptable to Landlord authorized to do business in the state in which the Shopping Center is located, and having a rating of not less than A:VIII in the current Best's Insurance Guide (or if Best's Insurance Guide is no longer being published, then the largest other publication of similar information then existing); (ii) be in a form satisfactory to Landlord (if not the form required above); (iii) be non-contributing with, and apply only as primary and not as excess to, any other insurance available to Landlord or Landlord's lender(s), (iv) not be invalidated with respect to the interests of Landlord or any of Landlord's lender(s) by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies; and (v) name Landlord and, at Landlord's option, Landlord's property manager(s) and lender(s) as additional insured(s), and certificate(s) indicating such coverage issued by the insurer(s) shall be delivered to Landlord and Landlord's property manager(s) and lender(s), if applicable, prior to Landlord's delivery of the Premises to Tenant and renewal certificate(s) shall be delivered to Landlord and Landlord's property manager(s) and lender(s), if applicable, at least thirty (30) days prior to the expiration of such policy or policies. Such certificates of insurance shall require thirty (30) days' prior written notice to Landlord and Landlord's property manager(s) and ender(s), if applicable, before the policy or policies can be terminated or coverage reduced for any reason. Landlord may periodically require that Tenant reasonably increase the insurance coverages required by this Section 18(b). If Landlord does insure anything that Tenant also insures, Tenant's policies shall provide primary coverage. Tenant agrees to promptly pay all premiums due on insurance to be carried by it under this Lease, and Tenant agrees to promptly and diligently pursue recovery of any and all insurance claims.

(c) Tenant shall not do, bring, or keep anything in or about the Premises that will cause the cancellation of or an increase in the cost of any insurance covering the Premises or other portions of the Shopping Center.

(d) Landlord and Tenant release each other, and their respective shareholders, directors, officers, partners, joint venturers, members, agents, employees, contractors and representatives, from any and all claims for damage to any Buildings or improvements within the Shopping Center that are caused by or result from risks to the extent insured against under any property insurance policies carried by either party pursuant to any provision of this Section 18 to the extent of the proceeds from such policies. Such release does not apply to any deductible, any claims not required to be insured hereunder or any claims in excess of the insurance coverage required under this Section or that insurance coverage actually in effect, whichever is greater. Tenant shall cause each property insurance policy obtained by it pertaining to the Premises to provide that the insurer waives all right to recover by way of subrogation against Landlord and its officers, directors, shareholders, partners, joint venturers, members, agents, employees, contractors and representatives (collectively, the "Landlord Parties") in connection with any loss covered thereby.

19. PAYMENT OF TAXES, BUILDING EXPENSES, OPERATING EXPENSES AND INSURANCE.

(a) Tenant shall pay its Proportionate Share of the cost of Taxes (see Section 16), Building Expenses and Operating Expenses (see Section 17) and Insurance (see Section 18(a)). Tenant's Proportionate Share of such costs shall be a fraction, the numerator of which is the rentable area of the Premises and the denominator of which is the total rentable area of all Buildings within the Shopping Center, which the parties agree shall initially be that percentage set forth in Paragraph L of the Basic Lease Provisions. However, if Landlord, in its absolute discretion, determines that (i) the percentage set forth in Paragraph L of the Basic Lease Provisions is inaccurate as of the date of this Lease or at any time thereafter, then Landlord shall have the right to change the percentage set forth in Paragraph L of the Basic Lease Provisions to the accurate percentage based on the proportion that rentable area of the

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Premises bears to the total rentable area of all Buildings within the Shopping Center by delivering written notice thereof to Tenant; however, the change in such percentage shall only be effective prospectively following the date such written notice from Landlord is delivered to Tenant; and/or (ii) such method of proration of any one or more of such costs is inequitable, Landlord may prorate such items on the basis of usage or other equitable considerations instead of using Tenant's Proportionate Share. Furthermore, if there are one or more Major Tenants (as hereinafter defined) within the Shopping Center, then, at Landlord's sole option, the amount(s) paid by such Major Tenant(s) to Landlord relating to Taxes, Building Expenses, Operating Expenses and Insurance shall be credited against the appropriate cost of Taxes, Building Expenses, Operating Expenses and Insurance and the respective difference in each such category shall be the amount of Taxes, Building Expenses, Operating Expenses and Insurance of which Tenant shall pay its Proportionate Share; provided, however, that if Landlord elects to so proceed, the rentable area of the portions of the Buildings leased to such Major Tenant(s) shall be excluded from the rentable area of the Shopping Center for purposes of determining Tenant's Proportionate Share of such costs, notwithstanding the percentage set forth in Paragraph L of the Basic Lease Provisions. The term "Major Tenant" shall mean a tenant leasing at least 10,000 square feet of rentable area within the Shopping Center. Tenant shall pay to Landlord, in advance, on the first day of each calendar month during the Term, the amount reasonably estimated by Landlord to be Tenant's share of such costs.

(b) In addition to the stated Minimum Rent and Percentage Rent, if any, payable hereunder, Tenant shall pay to Landlord a property management fee equal to three percent (3%) of Tenant's Minimum Rent, including all increases, payable from time to time pursuant to this Lease. Tenant shall pay to Landlord, in advance, on the first day of each calendar month during the Term, the amount of such property management fee.

(c) Landlord shall furnish to Tenant, annually or semi-annually, an expense statement setting forth the actual costs for Taxes, Insurance, Building Expenses and Operating Expenses incurred for the annual or semi-annual period covered by the expense statement, together with the actual amount of estimated monthly charges collected from Tenant for the period covered. In the event that the statement shows that Tenant has paid less than the amount owed for the period covered by the statement, then Tenant shall, within ten (10) days after delivery of such statement to Tenant, pay Landlord the underpaid amount. In the event that the statement shows that Tenant has paid more than the amount owed for the period covered by the statement then that overpayment shall be credited against amounts owing under this Section 19, following Tenant's receipt of that statement. Landlord may from time to time during the term hereof, but not more frequently than once during any six (6) month period, adjust the estimated monthly charges due and payable by Tenant hereunder. The failure or delay by Landlord to furnish any one or more expense statements setting forth the actual costs for Taxes, Insurance, Building Expenses and/or Operating Expenses shall in no way excuse Tenant from its obligation to pay such costs within ten (10) days after delivery of such statements to Tenant or constitute a waiver of Landlord's rights to bill and collect such costs from Tenant.

20. INDEMNIFICATION; WAIVER.

(a) Tenant hereby agrees to indemnify and hold Landlord and the Landlord Parties harmless from and against any and all liabilities, damages, losses, demands, claims, costs, expenses (including reasonable attorneys' fees and costs), obligations, liens, penalties, fines, judgments, actions, causes of action and lawsuits (herein collectively "Liabilities"), which Landlord may suffer or incur arising out of, in connection with or resulting from this Lease, including, but not limited to, Tenant's and the Tenant Parties' failure to observe or comply with any Record Documents and Laws, the conduct of Tenant's business, any activity, work or other things done, permitted or suffered by Tenant or the Tenant Parties in or about the Premises or other portions of the Shopping Center, or the breach or default of any of Tenant's obligations under this Lease. Tenant further agrees that in case of any one or more Liabilities, threatened or actual, arising against Landlord, Tenant shall, upon notice from Landlord, defend Landlord at Tenant's sole cost and expense by counsel satisfactory to Landlord. Tenant's indemnification shall not include an indemnification for liability to the extent arising from the willful misconduct or active gross negligence of Landlord. Landlord shall not be liable to Tenant or the Tenant Parties for any negligence, act or omission of any occupant of the Shopping Center or any owner or occupant of any property that is not owned by Landlord and/or that is adjoining the Shopping Center.

(b) Tenant, as a material part of the consideration to Landlord for this Lease, hereby assumes all risk of damage to property or injury to or death of persons, in, upon or about the Premises from any cause, including, but not limited to, fire, explosion, falling plaster, steam, gas, electricity, dampness, water or rain (whether same may leak from any part of the Building or from the pipes, appliances or plumbing works therein, or from the roof, street or subsurface, or from any other place), and Tenant hereby waives any and all claims with respect thereof against Landlord and the Landlord Parties. Landlord and the Landlord Parties shall not be liable for interference with the light or other incorporeal hereditaments, loss of business or profits of Tenant, damage to property entrusted to Landlord or the Landlord Parties, or for loss of or damage to any property, by theft or otherwise, resulting from any cause whatsoever, except to the extent arising from the willful misconduct or active gross negligence of Landlord or Landlord's agents or employees. Landlord and the Landlord Parties shall not be liable for any one or more latent or patent defect(s) in the Shopping Center. Tenant shall give prompt notice to Landlord in case of fire or accidents occurring in, on or about the Shopping Center.

21. DAMAGE OR DESTRUCTION.

(a) If the Premises or the Building are totally or partially damaged or destroyed by a risk covered by the insurance expressly set forth in Section 18(a), rendering the Premises totally or partially inaccessible or unusable and insurance proceeds paid to Landlord are sufficient to cover the full cost to repair, replace and restore the same, Landlord shall promptly repair, replace or restore the Premises or the Building to substantially the same condition as they were in immediately before such damage or destruction. Such damage or destruction shall not terminate this Lease. However, if the Premises or the Building do not appear to be capable of being repaired, replaced or restored within six (6) months after the issuance of building permits for the repair, replacement and restoration work (or if building permits are not required therefor, then within six (6) months after the date of damage or destruction), as determined by Landlord in the exercise of its reasonable judgment within sixty (60) days following such damage or destruction, then either party may terminate this Lease. Such termination shall occur, if at all, by written notice thereof delivered to the other party within ten (10) days after written notice of Landlord's determination is delivered to Tenant. If this Lease is so terminated, then all insurance proceeds relating to the Premises or the Building and any other property of Landlord shall be paid to Landlord, and neither party shall be liable to the other except with respect to accrued but unpaid obligations, and except as provided in Section 18(d). During any period that the Premises are totally or partially inaccessible or unusable, there shall be equitable abatement of Minimum Rent and Additional Rent, but in no event shall such abatement exceed the amount of rental interruption insurance proceeds received by Landlord relating to Tenant or the Premises pursuant to the insurance coverage described in by Section 18(a) hereof. Tenant shall be liable for the balance, if any, of the Minimum Rent and Additional Rent for which Landlord does not receive such rental interruption insurance proceeds, and, in addition, Tenant shall also be liable for all Percentage Rent, if any. If the cost of the repair, replacement or restoration of the Premises and/or the Building exceeds the amount of the proceeds received by Landlord for such repair, replacement and restoration from the insurance required under Section 18(a), after the application, if any, to the outstanding amounts owing to any lienholder with an encumbrance upon all or any portion of the Shopping Center, then Landlord can elect to terminate this Lease by giving written notice thereof to Tenant within fifteen (15) days after determining that the repair, replacement or restoration cost will exceed such insurance proceeds received by Landlord.

(b) If the Premises or the Building are totally or partially damaged or destroyed by a risk not covered by the insurance expressly described in Section 18(a) or such additional insurance as was then actually in effect, Landlord shall have the right to either repair, replace or restore the Premises or Building or to terminate this Lease. If Landlord does not so terminate this Lease, this Lease shall remain in full force and effect; provided, however, that if the Premises or the Building do not appear to be capable of being repaired, replaced or restored by Landlord within six (6) months after the issuance of building permits for the repair, replacement and restoration work (or if building permits are not required therefor, then within six (6) months after the date of damage or destruction), as determined by Landlord in the exercise of its reasonable judgment within sixty (60) days following such uninsured damage or destruction, then either party may terminate this Lease. Such termination shall occur, if at all, by written notice thereof delivered to the other party within ten (10) days after written notice of Landlord's determination is delivered to Tenant. If this Lease is so terminated, then neither party shall be liable to the other except with respect to accrued but unpaid obligations, and except as provided in Section 18(d).

(c) Nothing contained in this Section shall obligate Landlord to repair or restore any of Tenant's Improvements, or Tenant's equipment, materials, supplies, inventory or other personal property. Moreover, except as provided in Section 18(d), if the acts or omissions of Tenant or the Tenant Parties causes any damage or destruction within the Shopping Center, Tenant shall pay to Landlord the entire cost to repair, replace or restore same as soon as such cost is determined.

(d) Notwithstanding anything herein to the contrary, if the Premises or any of the Buildings or other improvements within the Shopping Center (including, without limitation, Common Area) are damaged or destroyed by any risk either (i) during the final two years of the Term or (ii) to the extent that the cost of repair, replacement or restoration of the damaged areas as reasonably estimated by Landlord exceeds 30% of the replacement cost of either the Premises or the Buildings or improvements so damaged or destroyed, respectively, Landlord may terminate this Lease upon ten (10) days' written notice to Tenant.

(e) Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4) with respect to any damage to or destruction of the Premises or other areas of the Shopping Center.

22. CONDEMNATION.

(a) If all or any part of the Shopping Center or any interest therein is taken by condemnation, or is sold to the condemning authority under threat of condemnation (collectively a "taking"), the rights and obligations of Landlord and Tenant shall be determined pursuant to this Section 22, and the parties hereby waive the provisions of California Code of Civil Procedure Section 1265.130. If there is a total taking of the Shopping Center or the Premises, this Lease shall terminate on the date of such taking. If there is not a total taking of the Shopping Center or the Premises, but there has been a partial taking of the Shopping Center, Landlord may, in its sole and absolute discretion, either (i) restore the remaining portion of the Shopping Center to the extent of severance damages actually received by Landlord relating to the restoration (excluding the amount applied to the outstanding amounts owing to a lienholder with an encumbrance upon all or any portion of the Shopping Center), in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease at any time thereafter upon ten (10) days' written notice to Tenant.

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(b) If any portion of the Premises is taken and this Lease remains in full force and effect, the Minimum Rent shall be abated in proportion to the degree to which Tenant's reasonable use of the Premises is impaired. Except for such abatement, if any, Tenant shall have no claim against Landlord in the event of any taking, and Tenant hereby assigns to Landlord all awards and other consideration paid with respect to any taking of all or any portion of the Shopping Center, except any award, or portion thereof, relating to the unamortized value of improvements (including trade fixtures) that Tenant has a right to remove at the expiration or earlier termination of this Lease, but elects not to remove at the time of the taking.

23. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, transfer or encumber (collectively, "assign") this Lease, or any interest herein, and shall not sublet the Premises, or any part thereof, or permit any other person or entity (except the employees of Tenant) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. In determining whether to consent or object to an assignment or sublease, it shall be deemed reasonable for Landlord to object to a proposed assignment or subletting if any of the following is applicable:

(a) If the proposed use by the assignee or sublessee will conflict with or is incompatible with the existing or proposed uses (whether or not exclusive) of other occupants of the Shopping Center;

(b) If the proposed assignee or sublessee has inadequate financial strength or lacks business or management experience or reputation;

(c) If the proposed use by the assignee or sublessee would cause a diminution in the reputation of the Shopping Center or unfairly burden the use of the Common Area, as determined by Landlord in its sole business judgment;

(d) If the Gross Sales from the Premises which would reasonably be expected from the business of the assignee or sublessee would be less than that of Tenant hereunder or result in a reduced Percentage Rent to be received by Landlord hereunder;

(e) If the proposed assignment, sublease or change in use would apply to less than all of the Premises or would result in two or more businesses operating at the Premises, the parties hereby acknowledging that such uses would result in an increased administrative burden to Landlord; or

(f) If the proposed assignee or sublessee would, in Landlord's sole discretion, likely violate one or more of the terms, covenants, conditions or restrictions imposed upon Tenant under this Lease or on Landlord as set forth in any other lease, license, occupancy or other agreement for the lease or use of space within, or other agreement entered into with respect to, the Shopping Center.

If Tenant is a corporation, partnership, limited liability company or other entity, any transfer of the shares of stock, partnership interests, membership or other ownership interests in such entity or the merger, consolidation or liquidation of such entity or any change in the effective voting control of such entity shall constitute an assignment of this Lease requiring Landlord's prior written consent. The foregoing shall not restrict Landlord from reasonably deciding not to consent for any reason other than those designated above. Notwithstanding the foregoing, Landlord reserves the right, at its option, to terminate this Lease in its entirety rather than consent or object to such assignment or subletting (even a subletting for less than all of the Premises), unless Tenant rescinds its request for Landlord's consent to allow Tenant to assign or sublet within ten (10) days following notice to Tenant of Landlord's election to so terminate this Lease. Tenant acknowledges such termination right and consents to the exercise thereof by Landlord in such event. Consent by Landlord to any assignment or subletting shall not be deemed to be a consent to any subsequent assignment or subletting. Consent by Landlord to an assignment or subletting shall not release the original Tenant or any of Tenant's permitted successors or assigns from liability hereunder, and the original Tenant and all successors and assigns shall be primarily liable, jointly and severally, for all obligations of Tenant under this Lease. As a condition to Landlord's consent to an assignment of this Lease or a subletting of the Premises, Landlord shall have the option to require that the amount of any increased rental or other payments or consideration payable to Tenant pursuant to such assignment or subletting be paid to Landlord as Additional Rent hereunder. Tenant shall pay Landlord One Thousand Dollars ($1,000.00), to cover Landlord's administrative costs in reviewing and analyzing Tenant's request to assign or sublet, and shall reimburse Landlord for Landlord's reasonable expenses (including, without limitation, all reasonable attorneys' fees incurred by Landlord) relating to any assignment or subletting or the activities of Landlord in considering whether to consent to the same. Such sums shall be payable whether or not Landlord consents to Tenant's request to assign or sublet and shall be deemed Additional Rent hereunder. Any attempted assignment or subleasing without Landlord's consent shall be null and void, and any acceptance of rent from any person other than Tenant shall not be construed as Landlord's consent to any assignment or sublease.

24. SURRENDER OF PREMISES BY TENANT. Upon the expiration or earlier termination hereof, Tenant shall surrender the Premises to Landlord in broom clean condition, and all of Tenant's Improvements and alterations shall be in good condition (except for ordinary wear and tear, and except for alterations that Tenant has the right or is obligated to remove under the provisions of Section 12 hereof). Any damage or deterioration shall not be considered ordinary wear and tear if same could have been prevented by good maintenance and repair practices of Tenant. Prior to the expiration or earlier termination of this Lease, Tenant shall remove all of its personal property from the Premises and shall perform all repairs and restoration of the Premises made necessary by the removal of any of Tenant's Improvements, alterations or personal property in order to cause the Premises to be restored to its original condition at the time the Tenant's Improvements were completed.

25. HOLDING OVER. If Tenant, with Landlord's consent, remains in possession of the Premises after expiration or earlier termination of the Term, or after the date set forth in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall, in the absence of a written notice to the contrary from Landlord, be deemed to create a month-to-month tenancy on all of the terms hereof applicable to a month-to-month tenancy, including, without limitation, the payment of all Minimum Rent, Percentage Rent, Additional Rent and all other fees, costs and charges required hereunder; provided, however, that the Minimum Rent shall be increased to two hundred percent (200%) of the Minimum Rent in effect immediately prior to such expiration or earlier termination. If Tenant fails to surrender possession of the Premises to Landlord on the expiration or earlier termination of this Lease, and Landlord does not consent thereto in writing, then Tenant hereby agrees to indemnify, defend, protect and hold Landlord harmless from and against any and all Liabilities arising out of or resulting from such failure, including, without limitation, the claims by any succeeding tenant or tenants, delays in Landlord's ability to deliver the Premises or any portion thereof to a succeeding tenant or tenants and all consequential damages relating thereto.

26. DEFAULT.

(a) The occurrence of any of the following shall constitute a material default by Tenant of this Lease:

(i) Tenant fails to pay any installment of the Minimum Rent, Percentage Rent, if payable hereunder, Additional Rent, or any other fee, cost or charge payable by Tenant hereunder (collectively, "Rent"), on the date that same is due, and such failure shall continue for a period of three (3) days after written notice thereof to Tenant.

(ii) Tenant fails to execute and deliver to Landlord any of the documents described in Section 28(a) hereof as and when required thereunder (without the need for further notice thereof) and/or Tenant fails to execute and deliver (and cause the guarantors of this Lease to execute and deliver) to Landlord the documents, instruments and other items described in Section 30 hereof as and when required thereunder (without the need for further notice thereof).

(iii) Tenant fails to comply with any term, covenant or condition of this Lease, other than the payments described in Sections 26(a)(i) and (ii) above, and does not cure such failure within ten (10) days after written notice thereof to Tenant. If such failure cannot reasonably be cured within ten (10) days, Tenant shall not be in default hereof if: (A) Tenant commences to cure the failure within such ten (10) day period and delivers written notice thereof to Tenant within such ten (10) day period, (B) Tenant diligently and in good faith prosecutes such cure to completion (C) Tenant delivers written notice to Landlord every fourteen (14) days of the progress of Tenant's cure of such failure, and (D) such failure is fully cured by Tenant within sixty (60) days after the original written notice to Tenant of such failure. Notwithstanding the foregoing provisions of this subsection (iii), if Tenant has failed to perform any provision of this Lease on three (3) separate occasions and received three (3) separate notices thereof (to the extent Landlord does not enforce its rights under Section 26(a)(vi) below), the second sentence of this subsection (iii) shall not be applicable to the third and any subsequent failure to perform such provision, and Tenant shall be obligated to cure such failure within the time period set forth in the first sentence of this subsection (iii).

(iv) Without the need for further notice thereof to Tenant: the failure by Tenant to pay its obligations as they become due; the making by Tenant of any general assignment or general arrangement for the benefit of creditors; Tenant becoming insolvent or making a transfer in fraud of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under bankruptcy law or law affecting creditor's rights unless, in the case of a petition filed against Tenant, such petition is dismissed within sixty (60) days; the appointment of a trustee or a receiver to take possession of the Premises, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged in thirty (30) days.

(v) Without the need for further notice thereof to Tenant, the vacation or abandonment of the Premises by Tenant. It shall be deemed that Tenant has vacated the Premises if Tenant fails to continuously operate from the Premises for five (5) consecutive days; however, the foregoing shall not limit the events constituting vacation of the Premises.

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(vi) Without the need for further notice thereof to Tenant, the failure by Tenant to make any payment of Rent required to be made by Tenant hereunder, or to satisfy any other obligation imposed on it under this Lease, as and when due, and whether or not subsequently cured, on more than three (3) occasions during any consecutive period of twelve (12) months during the Term of the Lease. Tenant acknowledges that the purpose of this provision is to prevent repetitive breaches or defaults by Tenant hereunder, because such repetitive breaches or defaults likely will impose a hardship upon Landlord.

To the extent permitted by all applicable Laws, the time periods provided in this Section 26 for the cure of Tenant's failures to perform as and when required under this Lease or for surrender of the Premises (if and only to the extent cure rights are permitted hereunder) shall be in lieu of, and not in addition to, any time periods proscribed by any applicable Laws as a condition precedent to the commencement of any legal action against Tenant for possession of the Premises; provided, however, that to the extent the foregoing is not permitted by any applicable Laws, any notice under this Section 26 shall run concurrently with, and not in addition to, any time periods prescribed by applicable Laws. Any notice given pursuant to this Section 26 is in lieu of any written notice required by any applicable Laws, including, without limitation, any notice required under California Code of Civil Procedure Section 1161, and Tenant hereby waives, to the fullest extent permitted by all applicable Laws, the giving of any notice other than the notice(s) provided for in this Section 26.

(b) Upon the occurrence of a default by Tenant that is not cured (if curable) within the time periods set forth in Section 26(a) hereof, Landlord shall have the option to pursue any one or more of the following rights and remedies:

(i) Landlord may continue this Lease in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect any and all Rent as and when it becomes due or payable hereunder. During the period Tenant is in default, Landlord can enter the Premises and relet the Premises, or any portion thereof, to third parties for Tenant's account. Tenant shall be liable for and immediately pay to Landlord on demand all costs and expenses as Landlord has paid, assumed or incurred in recovering possession of the Premises and reletting all or any portion thereof (including, without limitation, all repossession costs, advertising costs, brokerage commissions, legal expenses, attorneys' fees, expenses of Landlord's or its property manager's employees, costs of placing the Premises in good condition, costs of preparation for such reletting, and costs of alterations made in connection with such reletting). Any such reletting as provided for herein may be for the remainder of the Term of this Lease or for a longer or shorter period. Such reletting shall be for such rent and on such other terms and conditions as Landlord, in its sole discretion, deems appropriate. Landlord may execute any lease made pursuant to the terms hereof either in Landlord's own name or in the name of Tenant, or assume Tenant's interest in and to any one or more existing subleases, licenses and/or concessionaires of the Premises, as Landlord may see fit, and Tenant shall have no right or authority whatsoever to collect any rent from such sublenants, licensees, concessionaires or other occupants of the Premises. In any case, and whether or not the Premises or any part thereof is relet, Tenant, until the end of what would have been the Term of this Lease in the absence of such default and whether or not the Premises or any part thereof shall have been relet, shall be liable to Landlord and shall pay to Landlord on the first day of each month thereafter during the balance of the Term an amount equal to the amount due as Rent hereunder, less the net proceeds received by Landlord for such month, if any, pursuant to any reletting effected for the account of Tenant pursuant to the provisions of this paragraph, after deducting from the proceeds all of Landlord's costs and expenses paid, assumed or incurred by Landlord in connection with such reletting, to the extent not theretofore received by Landlord from Tenant, including, without limitation, all repossession costs, advertising costs, brokerage commissions, legal expenses, attorneys' fees, expenses of Landlord's or its property manager's employees, costs of placing the Premises in good condition, costs of preparation for such reletting, and costs of alterations made in connection with such reletting (all costs are cumulative and shall be applied against proceeds of the reletting until paid in full). Landlord reserves the right to bring such actions for the recovery of any deficits remaining unpaid by Tenant to Landlord hereunder as Landlord may deem advisable from time to time without being obligated to await the end of the Term hereof for a final determination of Tenant's account and the commencement or maintenance of one or more actions by Landlord in this connection shall not bar Landlord from bringing any subsequent actions for further accruals pursuant to the provisions of this Section 26(b). In no event shall Tenant be entitled to any excess rental received by Landlord over and above that which Tenant is obligated to pay hereunder.

(ii) The right, even though it may have relet all or any portion of the Premises in accordance with the provisions of subparagraph (b)(i) of this Section 26, to thereafter at any time elect to terminate this Lease for such previous default on the part of Tenant, take possession of the Premises, remove all persons therefrom, and terminate all of the rights of Tenant and others in and to the Premises.

(iii) Pursuant to the rights of re-entry provided herein, Landlord may remove all persons from the Premises and may, but shall not be obligated to, remove all property therefrom, and may, but shall not be obligated to, enforce any rights Landlord may have against the property or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof. Tenant agrees to indemnify, defend and hold Landlord free and harmless from any and all Liabilities for the removal and/or storage of any such property, whether of Tenant or any third party whomsoever.

(iv) Landlord may at any time declare this Lease terminated and reenter the Premises, take possession thereof, remove all persons therefrom, and terminate all of the rights of Tenant and others in and to the Premises.. However, no act by Landlord allowed under this Section 26, other than giving written notice of termination to Tenant, shall terminate this Lease. Upon termination of this Lease, Landlord may recover any damages proximately caused by Tenant's failure to perform under this Lease, or which are likely in the ordinary course of business to be incurred, including, without limitation, any and all amounts expended or to be expended by Landlord in an effort to mitigate damages, repossession costs, advertising costs, brokerage commissions, legal expenses, attorneys' fees, expenses of Landlord's or its property manager's employees, costs of placing the Premises in good condition, costs of preparation for reletting, costs of alterations made in connection with any reletting, as well as any and all other damages to which Landlord is entitled to recover under any Laws now or hereafter in effect (including, without limitation, California Civil Code Section 1951.2). Landlord's damages include the worth, at the time of any award, of the amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of the rental loss that the Tenant proves could be reasonably avoided. The worth at the time of award shall be determined by discounting the aggregate of such amounts for the balance of the Term to present value at one percent (1%) more than the discount rate of the Federal Reserve Bank in San Francisco in effect at the time of the award. Other damages to which Landlord is entitled shall bear interest at eighteen percent (18%) per annum or the maximum rate allowed by law, whichever is lower.

(v) Landlord, at any time after Tenant commits a default, may have a receiver appointed to collect Rent, and to conduct Tenant's business. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate this Lease.

(vi) Landlord, at any time after Tenant commits a default, may cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, incurs any costs, including, without limitation, attorneys' fees and/or costs to cure any defaults of Tenant, the costs so incurred by Landlord shall be immediately due and payable from Tenant to Landlord.

(vii) The Security Deposit, at Landlord's sole option, shall be increased by 100% of the amount otherwise required under this Lease as a Security Deposit, which increased Security Deposit shall be deemed to be the amount of the Security Deposit to be held by Landlord for the remainder of the Term, as extended (subject to further increases of the Security Deposit pursuant to Section 7 hereof, measured as though the increased Security Deposit was the original Security Deposit hereunder).

(viii) If Tenant becomes a debtor under any bankruptcy law or otherwise becomes subject to any bankruptcy law, Landlord shall have the right to apply the Security Deposit first toward the payment of unpaid pre-petition Rent, and the balance of such Security Deposit, if any, shall be applied toward post-petition administrative claims for such amounts owing hereunder.

(ix) Landlord may exercise any other rights or remedies provided herein or that are now or hereafter available under applicable Laws or in equity.

(c) In accordance with California Civil Code Section 1951.4 (or any successor statute), Tenant acknowledges that in the event Tenant breaches this Lease and abandons the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all of its rights and remedies under this Lease, including, without limitation, the right to recover Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to re-let the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interests under this Lease shall not constitute a termination of Tenant's right to possession.

(d) For purposes of determining the Percentage Rent payable to Landlord by Tenant hereunder subsequent to Tenant's default, the Percentage Rent for each month of the unexpired Term hereof shall be deemed to be the greater of (i) the actual Percentage Rent that would have otherwise been payable for such month under the terms of this Lease; or (ii) an amount equal to the average, computed on and adjusted to a monthly basis, of the Percentage Rent paid or payable by Tenant to Landlord hereunder annually during the three (3) years of the Term immediately preceding the date of default. If there shall not have been three (3) years of the Term immediately preceding the date of default, the amount of Percentage Rent which would have been paid or payable to Landlord each month throughout the unexpired Term of this Lease if Tenant had not defaulted shall be whichever of the following sums is the greater:

(i) The actual Percentage Rent that would have otherwise been payable for such month under the terms of this Lease; or

(ii) An amount equal to the average, computed on and adjusted to a monthly basis, of the total Percentage Rent payable by Tenant for the period from the date during the Term hereof that Tenant began operating its business at the Premises and continuing to the time of default.

Notwithstanding the foregoing, the Percentage Rent payable to Landlord by Tenant subsequent to Tenant's default calculated pursuant to this subparagraph (d) for any period that Tenant fails to comply with the requirements of Section 8(b) of this Lease shall not exceed the amounts payable under Section 8(c) of this Lease for such period as specified in Section 8(c).

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(e) Landlord's pursuit of any one of the foregoing remedies shall not preclude pursuit of any of the other remedies provided above or elsewhere in this Lease, or any other remedies currently or hereafter provided by law or equity, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder, or of any damages accruing to Landlord by reason of the violation of any of the terms, covenants or conditions contained herein. No notice given to Tenant by Landlord under this Section 26 shall be deemed a forfeiture or termination hereof unless Landlord expressly so states in writing. Nothing contained herein shall constitute a waiver of Landlord's right to recover damages by reason of Landlord's efforts to mitigate the damage to it caused by Tenant's default; nor shall anything in this Section adversely affect Landlord's right, as is set forth elsewhere in this Lease, to indemnification against liability for injury or death of persons or damage to property occurring prior to a termination of this Lease.

(f) Any sum accruing to Landlord under the terms and provisions of this Lease which is not paid when due shall bear interest from the date the same becomes due and payable until paid at the rate of eighteen percent (18%) per annum or the maximum interest rate allowed by law, whichever is lower. Accrual of a late charge as provided under the terms and provisions of this Lease shall not be construed as prohibiting accrual of interest as stated herein. Acceptance of such interest shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

(g) Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage or deed of trust covering the Shopping Center or any portion thereof. Accordingly, if any installment of Rent or any portion thereof due from Tenant shall not be received by Landlord or Landlord's designee within three (3) business days following the date same is due, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. Acceptance of such late charges by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder or at law or equity.

(h) Any agreement by Landlord to provide Tenant with free or abated rent or to abate any other charges applicable to the Premises or this Lease, or to give or pay any cash or other bonus inducement or consideration for Tenant's entering into this Lease (including, without limitation, moving allowance, tenant improvement allowance, Landlord's work to improve the Premises, etc.), all of which concessions are referred to herein as "Inducement Provisions", shall be deemed conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of this Lease from the date of this Lease and continuing through the Term, as it may be extended. Upon the occurrence of a breach or default by Tenant under this Lease which continues beyond the applicable cure period, all Inducement Provisions shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such Inducement Provisions shall be immediately due and payable by Tenant to Landlord and recoverable by Landlord as Additional Rent hereunder, notwithstanding the subsequent cure of such breach or default by Tenant. The acceptance by Landlord of Rent or the cure of the breach or default by Tenant which initiated the operation of this Section shall not be deemed a waiver by Landlord of the provisions of this Section unless specifically so stated in writing by Landlord at the time of such acceptance.

27. WAIVER. Failure by Landlord to insist upon compliance with any of the provisions of this Lease shall not be deemed a waiver by Landlord of such provisions nor shall any waiver by Landlord of any right or power hereunder at any one or more times be a waiver by Landlord of such rights or powers at any other time(s) or under any other circumstances. No waiver by the parties hereto of the default of any term, covenant or condition of this Lease shall be deemed to be a waiver of any subsequent default of the same or any other term, covenant or condition contained herein. The subsequent acceptance by Landlord of Rent or any other payment hereunder shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent or other payment so accepted, regardless of Landlord's knowledge of such preceding default at the time of acceptance of such Rent or other payment.

28. SUBORDINATION.

(a) Tenant accepts this Lease subject to and subordinate to any recorded mortgage, deed of trust, ground or master lease, or other lien presently encumbering the Premises. Landlord is hereby vested with full power and authority to subordinate Tenant's interest hereunder to any mortgage, deed of trust, ground or master lease, or other lien hereafter placed on the Premises. Tenant agrees upon demand to execute and deliver to Landlord such instruments subordinating this Lease as Landlord may reasonably request or, if Landlord shall so request, Tenant shall upon demand execute and deliver to Landlord such instruments making this Lease prior to any mortgage, deed of trust, ground or master lease, or other lien affecting the Shopping Center. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, or eviction of Landlord or its successors or other termination of their rights under any ground lease, Tenant shall attorn to the purchaser upon any such foreclosure or sale or ground lessor under such ground lease, respectively, and recognize such purchaser or ground lessor, as the case may be, as Landlord under this Lease. Landlord agrees that, so long as Tenant shall continue to duly perform all of its obligations hereunder, Tenant's right of possession of the Premises shall not be disturbed unless this Lease is otherwise terminated pursuant to its terms. If Tenant fails to execute and deliver to Landlord any instruments required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust, ground or master lease, or other lien, as the case may be, and such failure continues for five (5) days after written demand, same shall be a material default by Tenant hereunder without the need for any further notice to Tenant and without the availability of any additional period to cure same, and Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead to execute such instruments; provided, however, that such appointment shall not relieve Tenant of its obligation to provide such instruments or avoid Tenant's default of this Lease for failure to timely deliver such instruments. Moreover, in the event Tenant fails to execute and deliver to Landlord any such instruments required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust, ground or master lease, or other lien, as the case may be, within five (5) days after demand, then Tenant shall pay to Landlord one-thirtieth (1/30) of the Minimum Rent for each day or portion thereof thereafter that Tenant fails to execute and deliver any and all such instruments to Landlord. Such sum shall be in addition to, and not a part of, Minimum Rent otherwise due under this Lease.

(b) Tenant shall not cause or allow to be filed or recorded any Uniform Commercial Code ("UCC") financing statements which encumber Tenant's removable personal property, fixtures or other property and which contain the legal description of the Shopping Center, unless such UCC financing statements expressly disclose that the security interest is limited to Tenant's interest in the collateral described therein and does not extend to the interests of Landlord in the Premises or the Shopping Center. Tenant represents and warrants that Tenant has not, prior to the date of this Lease, entered into, caused to be filed or recorded, or allowed to be filed or recorded, any such UCC financing statement. In the event any such UCC financing statement is filed or recorded against the Shopping Center or any portion thereof or against any of Landlord's property or any property in which Landlord may have an interest, Tenant shall, within five (5) days after a written or oral request from Landlord, immediately cause such UCC financing statement to be released from Landlord's property and from the Shopping Center.

(c) In no event shall this Lease, or any of Landlord's rights and remedies hereunder, be subject or subordinate to any lien, leasehold deed of trust, chattel mortgage or other encumbrance against Tenant's interest in the leasehold created by this Lease or encumbering any property of Tenant located in or about the Premises, it being expressly understood and agreed that nothing contained in this Lease shall expressly or impliedly obligate Landlord to subordinate or waive any of Landlord's rights under this Lease or under the laws of the jurisdiction in which the Shopping Center is located.

29. TRANSFER BY LANDLORD; LANDLORD'S LIMITED LIABILITY.

(a) If Landlord sells or transfers its interest in the Premises or the Shopping Center, Landlord on consummation of the sale or transfer shall be released from any and all Liabilities thereafter accruing hereunder. If any Security Deposit, prepaid rent or other sums have been paid by Tenant, Landlord can transfer the Security Deposit, prepaid rent or other sums to Landlord's successor, and on such transfer Landlord shall be discharged from any further liability relating to such Security Deposit, prepaid rent or other sums.

(b) Tenant agrees that if Landlord is a corporation, limited liability company, general or limited partnership, limited liability partnership, trust or joint venture, or if Landlord at any time becomes a corporation, limited liability company, general partnership, limited partnership, limited liability partnership, trust or joint venture, Tenant shall not make any claims against any shareholder, officer, director, member, partner (whether general or limited), trustee, beneficiary or joint venturer thereof by reason of any matter arising under the terms of this Lease or arising in connection with the use or occupancy of the Premises or Shopping Center. No personal asset of any shareholder, officer, director, member, partner (whether general or limited), trustee, beneficiary or joint venturer shall be subject to levy, execution, attachment or other enforcement procedures by Tenant or any successor or assignee of Tenant on account of any matter whatsoever relating to this Lease or the use or occupancy of the Premises or Shopping Center.

(c) Notwithstanding anything to the contrary contained in this Lease, Tenant agrees that in all events it shall look solely to the estate and property of Landlord in the Shopping Center, regardless of whether the entity constituting Landlord is a corporation, partnership, limited liability partnership, limited liability company, joint venture, trust, individual or otherwise, for the collection of any judgment or other judicial process requiring the payment of money by Landlord with respect to any of the terms, covenants or conditions of this Lease, and any monetary judgment Tenant obtains against Landlord as a result of any default by Landlord under this Lease or any other claim by Tenant or the Tenant Parties against Landlord or the Landlord Parties shall only be satisfied out of the lesser of: (i) Landlord's interest in the Shopping Center, or (ii) the equity interest Landlord would have in the Shopping Center if Landlord's interest in the Shopping Center were encumbered by third party debt in an amount equal to eighty percent (80%) of the value of the Shopping Center.

30. ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS; GUARANTY.

(a) Tenant shall upon five (5) days' written notice from Landlord execute, acknowledge before a notary public and deliver to Landlord or any then existing or potential lessor, purchaser or encumbrancer of the Shopping Center a Tenant's Estoppel Certificate in the form of or containing the information, certifications, representations and covenants set forth in Exhibit "G" attached hereto and incorporated herein by this reference, together with such other information, certifications, representations and covenants as reasonably requested by Landlord or any then existing or prospective lessor, purchaser or encumbrancer of the Shopping Center. Any such statement may be relied upon by a then existing or prospective lessor,

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purchaser or encumbrancer of all or any portion of the Shopping Center. Tenant's failure to deliver such statement within such time period shall be a material default of this Lease, without the need for any further notice to Tenant and without the availability of any additional period to cure same, and such failure shall also be conclusive upon Tenant that: (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord's performance under this Lease or otherwise, and (c) not more than one month's installment of Rent due hereunder has been paid in advance. If Tenant fails to deliver such a statement within such five (5) day period, then Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead to execute such a statement; provided, however, such appointment shall not relieve Tenant of its obligation to provide such a statement or avoid Tenant's default of this Lease for failure to timely provide such statement. Moreover, in the event Tenant fails to execute and deliver to Landlord the Tenant's Estoppel Certificate within such five (5) day period, then Tenant shall pay to Landlord one-thirtieth (1/30) of the Minimum Rent for each day or portion thereof thereafter that Tenant fails to execute and deliver such Tenant's Estoppel Certificate to Landlord. Such sum shall be in addition to, and not a part of, Minimum Rent otherwise due under this Lease.

(b) From time to time after the date of execution of this Lease and continuing until the end of the Term, Tenant shall, upon five (5) days' prior written notice from Landlord, provide Landlord with a current financial statement of Tenant and any and all guarantors of this Lease, and financial statements of Tenant and any and all guarantors of this Lease for the two (2) years preceding the period covered by the current financial statement, all of which financial statements shall be certified in writing by Tenant or such guarantors, as applicable, to be true and correct. Such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and, if such is the normal practice of Tenant or such guarantors, shall be audited by an independent certified public accountant. In addition, Tenant hereby authorizes, and, by their signature and delivery of any guarantees, the guarantors of this Lease hereby authorize, Landlord to submit for and obtain credit reports at any time and from time to time from any one or more credit reporting agencies which will disclose the credit worthiness and payment histories of Tenant and any and all guarantors of this Lease.

(c) If any guarantor(s) are listed in the Basic Lease Provisions, then the obligations of Tenant under this Lease shall be guaranteed by such guarantor(s) on the Guaranty of Lease form attached hereto as Exhibit "H" and incorporated herein by this reference, or such other form as is acceptable to Landlord in its sole discretion, and Tenant agrees to deliver to Landlord such Guaranty of Lease signed by the guarantor(s) concurrently with the execution of this Lease by Tenant.

31. BUILDING PLANNING. Landlord shall have the right at any time and from time to time after the date of this Lease and continuing until the end of the Term, upon giving Tenant sixty (60) days' written notice, to provide and furnish Tenant with space of not less than the usable area of the Premises elsewhere within any of the Buildings within the Shopping Center and to move Tenant into such new space, provided that all expenses of moving Tenant's personal property shall be at Landlord's sole cost and expense. Except as provided in the immediately preceding sentence, Landlord shall have no obligation or liability to improve such space or pay any construction allowance or any other costs or expenses incurred by Tenant as a result of such relocation. On such relocation, the terms and conditions of this Lease shall remain in full force and effect, including the Minimum Rent payable hereunder (even if the usable area of such relocated Premises is in excess of the usable area of the Premises), save and except that the Premises shall be in such new location within one of the Buildings, a revised Exhibit "A" shall become part of this Lease and shall reflect the location of the new space, and the Basic Lease Provisions of this Lease shall be amended to include and state all correct data as to the new space. However, if the new space does not meet with Tenant's approval, which approval Tenant agrees not to unreasonably withhold, Tenant shall have the right to cancel this Lease upon giving Landlord written notice thereof within ten (10) days of receipt of Landlord's notification of its intent to relocate Tenant. In addition to the foregoing, Landlord shall have the right, at any time prior to Landlord's delivery of possession of the Premises to Tenant, to alter the size, dimensions and/or location of the Premises and/or any other Building(s) in the Shopping Center if Landlord feels same is necessary or appropriate in connection with the development or alteration of the Shopping Center or any portion thereof; provided, however, in no event shall the rentable square footage of the Premises or the lineal feet of the front wall of the Premises be decreased by more than ten percent (10%) without Tenant's prior written consent.

32. LANDLORD'S RIGHT OF ENTRY. Landlord, or its authorized agents, shall have the right, upon reasonable notice, to enter the Premises during normal working hours (or at any time in the case of an emergency) for the following purposes: (a) inspecting the general condition and state of repair of the Premises, (b) making repairs required by Landlord, and (c) showing the Premises to any prospective purchaser, lender or lessee. During the final ninety (90) days of the Term, Landlord, or its authorized agents, shall have the right to erect on or about the Premises a customary sign advertising the Premises for lease or for sale. At all times Landlord shall have a key or keys with which to unlock the doors on the Premises, excluding Tenant's vaults and safes.

33. SUCCESSORS. The terms, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns and personal representatives, except as otherwise expressly provided herein. All rights, powers, privileges and duties of Landlord under this Lease, including, but not limited to, any notice required or permitted to be delivered by Landlord to Tenant hereunder may, at Landlord's option, be exercised or performed by Landlord's agent or attorney.

34. AUTHORITY TO EXECUTE. Each individual executing this Lease on behalf of Tenant represents and warrants: (a) that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with: (i) a duly adopted resolution of Tenant's board of directors, (ii) in accordance with Tenant's by-laws, or (iii) pursuant to Tenant's partnership agreement or other controlling documents, and (b) that this Lease is binding upon Tenant in accordance with its terms. Tenant shall deliver to Landlord upon execution hereof a copy of such documents establishing the authority of the signatories of Tenant.

35. ENTIRE AGREEMENT; LEASE NOT OFFER. This Lease, together with any exhibits, attachments or addenda, contains all of the agreements of the parties with respect to the subject matter hereof. No prior agreement, understanding or negotiations pertaining to the subject matter hereof shall be effective unless set forth herein. Statements, agreements, negotiations, representations or warranties, if any, by any agents or brokers of Landlord shall have no effect whatsoever and shall not be binding upon Landlord unless expressly contained in this Lease. Prior to executing this Lease, each party has conducted or has had adequate opportunity to conduct its own due diligence with respect to this Lease and all matters pertaining to the subject matter hereof and is not relying upon any statements, representations, warranties or negotiations of the other party or its agents or brokers in executing this Lease, unless same are expressly contained in this Lease. This Lease may be amended in writing only, signed by the parties in interest at the time of such amendment. Preparation of this Lease by Landlord and the submission of same to Tenant shall not be deemed an offer to lease the Premises or any other premises to Tenant. This Lease shall become binding upon Landlord and Tenant only when fully executed and delivered by both parties.

36. ATTORNEYS' FEES. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover all costs and expenses including its attorneys' fees in such action or proceeding in such amount as the court may adjudge reasonable. The attorneys' fees incurred by Landlord shall include the reasonable value of in-house attorneys employed by Landlord. The prevailing party shall be determined by the court in such action or proceeding based upon an assessment of which party's major arguments made or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision. If the party who commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party. Any such amount owing by Tenant to Landlord under this Section 36 shall be "Additional Rent" within the meaning of Section 6 of this Lease. In the event Landlord is made a party to any litigation between Tenant and a third party, then Tenant shall pay all costs and attorneys' fees incurred by or imposed upon Landlord in connection with such litigation; provided, however, if Landlord is ultimately held to be liable, then Landlord shall reimburse Tenant for the cost of any attorneys' fees paid by Tenant on behalf of Landlord.

37. NOTICE. Except as otherwise required by law, any notice or document required or permitted to be delivered hereunder shall be in writing and delivered (i) personally, (ii) by certified or registered mail, postage prepaid, return receipt requested, or (iii) by recognized overnight delivery service. If notice is sent by mail it shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, certified or registered, postage prepaid, addressed to the parties hereto at the respective addresses set forth in Paragraphs M and N of the Basic Lease Provisions, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith. Rejection or other refusal to accept notice or the inability to deliver notice because of a changed address (of which no notice was given as required hereunder) shall be deemed to be receipt of the notice when sent. Notation of telephone numbers in Paragraph N and O of the Basic Lease Provisions are for use in sending notices by overnight courier and should not imply notice may be delivered orally.

38. BROKERS. Tenant represents and warrants to Landlord that it has not had dealings with any broker, finder, or other person except those persons or entities described in Paragraph O of the Basic Lease Provisions in locating the Premises or negotiating this Lease and that it knows of no other person who is or might be entitled to a commission, finder's fee or other like payment in connection herewith.

39. RELATIONSHIP OF PARTIES. Neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, other than the relationship of landlord and tenant.

40. RECORDING. Tenant shall not record this Lease or a short form memorandum hereof; provided, however, upon request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord, within five (5) days following written request thereof by Landlord, a short form memorandum of this Lease for recording purposes. On termination of this Lease, Tenant shall execute and deliver to Landlord immediately upon Landlord's request a quitclaim deed in recordable form transferring to Landlord all interest, if any, of Tenant in the Premises and the Shopping Center.

41. MERCHANTS' ASSOCIATION OR MARKETING FUND; ADVERTISING.

(a) Merchants' Association. Landlord may, but shall not be obligated to, establish a Merchants' Association or a fund which will be available to pay the costs of marketing, advertising, public relations and promotional events at the Shopping Center (the "Marketing Fund"). If Landlord has established or hereafter establishes a Merchants' Association for the Shopping Center, then Tenant shall become a member of the Merchants' Association upon formation thereof or upon execution of this Lease, whichever occurs later, and will maintain

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such membership in good standing, will abide by the bylaws and regulations and will cooperate in the activities of such Association throughout the Term. The purpose of the Merchants' Association shall be to encourage its members to deal fairly and courteously with their customers, to follow ethical business practices, and to assist the business of its members by sales promotions and centerwide advertising. If Landlord shall elect to provide promotional services and personnel to formulate and effect the marketing, advertising, public relations and promotional program for the Shopping Center, Landlord shall be reimbursed by the Merchants' Association for the cost of such promotional services and personnel. Any promotional services and personnel so provided shall be under the exclusive control and supervision of Landlord who shall have the sole authority to employ and discharge such personnel. Tenant agrees to pay annual dues to the Merchants' Association in the amount established by the Merchants' Association, which amount shall be no less than the product obtained by multiplying the number of square feet of Floor Area within the Premises by One Dollar ($1.00). Said annual dues shall be payable at the time of execution of this Lease and thereafter on the first of each January throughout the Term. In any event, Tenant's annual dues to the Merchant's Association will be increased annually on the first day of January of each year during the Term by five percent (5%) of the amount of the preceding year's annual dues payable by Tenant. The provisions of this Lease shall take precedence over any contradictory provision in the bylaws or regulations of the Merchants' Association, and the bylaws, rules or regulations of the Merchants' Association shall not affect the rights of Landlord. The provisions of this Section shall be deemed to be covenants for the benefit of the Landlord and said Association and shall be enforceable by each of them. The Merchant's Association dues payable by Tenant shall be deemed Additional Rent hereunder. Nothing contained in this Section 41 shall be interpreted as requiring Landlord to establish a Merchant's Association.

(b) Marketing Fund. Landlord reserves the right, at any time, to provide, or cause to be provided, a program of marketing, advertising, public relations and/or promotional events (the "Marketing Program") which, in Landlord's sole and exclusive business judgment, will serve to promote the Shopping Center. The Marketing Program shall be in lieu of a Merchants' Association. If Landlord establishes a Marketing Program, the costs of same (including, without limitation, promotional services and personnel) will be paid by the Marketing Fund established by Landlord. Landlord shall not be obligated to expend more under the Marketing Program than is actually collected from tenants of the Shopping Center pursuant to the Marketing Fund. The Marketing Program and Marketing Fund shall be under the exclusive control and supervision of Landlord, who shall have the authority to employ and discharge personnel and to establish a budget. If Landlord establishes a Marketing Program and Marketing Fund, Tenant agrees to pay to Landlord, as Tenant's share of the Marketing Fund, an annual promotional charge which shall originally be no less than the product obtained by multiplying the number of square feet of Floor Area within the Premises by One Dollar ($1.00). Said annual charge for the Marketing Fund shall be payable at the time of execution of this Lease and thereafter on the first (1st) day of January throughout the Term. In any event, Tenant's annual charge for the Marketing Fund will be increased annually on the first day of January of each year during the Term by five percent (5%) of the amount of the preceding year's annual charge payable by Tenant. The provisions of this Section shall be deemed to be covenants for the benefit of Landlord and shall be enforceable by Landlord. The charges to Tenant under the Marketing Fund shall be deemed Additional Rent hereunder. Landlord reserves the right at any time and from time to time to cease utilizing a Marketing Program, Marketing Fund and/or Merchants' Association for the Shopping Center. In such event, any monies held by the Marketing Fund and/or Merchants' Association at the time of such cessation shall, after payment of all debts and charges, be returned to the tenants of the Shopping Center proportionately as reasonably determined by Landlord.

(c) Advertising. The Merchants' Association (or if there is no Merchants' Association, then Landlord) may, in its sole discretion (but without obligation to do so), place advertisements (including, without limitation, newspapers, magazines and direct mail advertisements) which the Merchant's Association or Landlord, as applicable, deems appropriate (the "Center Advertisements"), and in which Tenant and other tenants of the Shopping Center may advertise. Tenant shall be obligated to include its advertisements in all of the Center Advertisements (but Tenant shall not be obligated to include its advertisements in more than twelve (12) Center Advertisements per year). Tenant's advertisements in the Center Advertisements shall be of a size which the Merchant's Association or Landlord, as applicable, deems appropriate, and Tenant shall reimburse Landlord for the costs associated with such Center Advertisements, which costs shall be charged to Tenant at the prevailing rate, as determined by Landlord from time to time (which charges shall be in addition to the charges to Tenant for the Marketing Fund). Tenant shall cooperate with Landlord in preparing its advertisement in a timely manner and in paying for the advertising costs. If Tenant does not provide its prepared advertisement copy within ten (10) days of Landlord's or the Merchants' Association's written notice thereof, then Landlord may, and is hereby authorized by Tenant to, prepare an advertisement for Tenant which will be utilized in the Center Advertisements, and Tenant will reimburse Landlord for the costs and expenses incurred by Landlord due to Tenant's failure to comply with this provision and for preparing and producing Tenant's advertisement (which charges shall be in addition to the charges to Tenant for the Marketing Fund and the advertising fees related to the Center Advertisements). Landlord shall not be obligated to provide advertising copy to enable Tenant's advertisement to be included in the Center Advertisements, and Tenant hereby agrees to hold Landlord, the Landlord Parties and the Merchants' Association harmless of any and all Liabilities which may arise due to the failure to include Tenant's advertisement in the Center Advertisements and/or due to the advertising copy created due to Tenant's failure to provide the same. The advertising fees for the Center Advertisements and all of Landlord's costs and expenses incurred due to Tenant's default of this provision shall be deemed Additional Rent.

(d) Hold Harmless. Tenant hereby acknowledges that the Merchants' Association (if one is in effect) will be operated by tenants, although Landlord may also be involved in such operation. To encourage the continuation of the Merchants' Association, once it is formed, Tenant hereby agrees to hold Landlord, the Landlord Parties, and the Merchants' Association harmless from and against any and all Liabilities arising out of any conduct done in good faith in connection with the operation of the Merchants' Association and the conduct of activities by the Merchants' Association. Additionally, Tenant acknowledges that the Marketing Program and Marketing Fund (if same are in effect) will be operated by Landlord for the benefit of the Shopping Center. To encourage the continuation of the Marketing Program and Marketing Fund, once they have been established, Tenant hereby agrees to hold Landlord and the Landlord Parties harmless from and against any and all Liabilities arising out of any conduct done in good faith in connection with the operation of the Marketing Program and Marketing Fund and the conduct and activities by Landlord and personnel employed or engaged by Landlord on behalf of the activities of the Marketing Program and Marketing Fund.

42. SECURITY. While Landlord does not assume any responsibility to provide any security measures, or any liability for failure to provide same or for any inadequacy thereof, Landlord shall have the authority to institute or continue such security measures, devices, programs, restrictions and combinations thereof as Landlord in its sole discretion deems necessary or appropriate from time to time, taking into account the protection of persons and property of Landlord, Tenant and employees, agents and invitees of each of them and taking into account the business interests of the Shopping Center. The costs and expenses of instituting and maintaining such measures, devices, programs, restrictions and combinations thereof, if any, shall be borne by Tenant as a part of the Operating Expenses, or, if Landlord so elects, as a separate additional charge to Tenant based on Tenant's Proportionate Share (determined in the same manner as Tenants' Proportionate Share of the Operating Expenses and/or as a direct contribution to the governmental or non-governmental entity supplying any portion of the measures, devices or programs instituted, provided that the cost of such services to tenants at the Shopping Center shall be allocated in a manner deemed reasonable by Landlord), taking into account, if Landlord deems applicable, the size, location and any special requirements and conditions of the Premises and Tenant's business and activities. To the degree directed by Landlord, Tenant shall coordinate the security measures at the Premises with the measures, devices and restrictions instituted by Landlord, if any. Tenant shall, at Landlord's direction, join such association organized for any of the aforesaid purposes as Landlord may designate, whether or not membership in same is limited to tenants at the Shopping Center, shall participate fully therein, shall pay its share of any additional tax or assessment arising out of any special taxing district or special assessment and shall take all such other action as Landlord reasonably may direct to protect the security interests of the Shopping Center and that of the other tenants at the Shopping Center. It is understood and agreed that the potential severity of security problems and the mutual importance of dealing with same in an expeditious and conclusive manner justify that Landlord, in the mutual interest of the parties hereto, shall have unfettered discretion hereunder.

43. TENANT'S RESPONSIBILITY REGARDING HAZARDOUS MATERIALS. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials or substances or materials now or subsequently found to have an adverse effect on the environment or the health or safety of persons (collectively, "Hazardous Materials"). Without limitation, the term "Hazardous Materials" shall include those materials and substances described in or regulated by any federal, state or local law, rule or regulation (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) pertaining to environmental regulations, contamination, clean-up or disclosures, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 6901, et seq., the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499, the Toxic Substances Control Act, 49 U.S.C. Section 1801 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and any other state superlien or environmental clean-up or disclosure statutes. The term "Hazardous Materials" as used herein shall also include, without limitation, any form of (i) multicellular fungi that live on plant or animal matter and/or in an indoor environment (including, without limitation, Cladosporium, Penicillium, Alternaria, Aspergillus, Fusarium, Trichoderma, Memnoniella, Mucor, and Stachybotrys chartarum (SC) often found in water damaged building materials), (ii) spores, scents or byproducts produced or released by fungi, including mycotoxins, and (iii) microbial matter which reproduces through mold, mildew and viruses, whether or not such microbial matter is living (collectively, "Mold"). Tenant shall at least once a month inspect the Premises to determine whether any Mold exists at or about the Premises and/or whether there are any conditions that might lead to Mold at or about the Premises. If any Mold or conditions that might lead to Mold at or about the Premises is/are discovered by Tenant, then Tenant shall immediately notify Landlord thereof in writing. Tenant shall not bring or allow to be brought into or stored or used at the Premises and/or other portions of the Shopping Center any Hazardous Materials, except such Hazardous Materials as are approved of in writing by Landlord, and if Tenant obtains Landlord's consent to bring in, store and/or use Hazardous Materials, Tenant shall not allow the storage or use of Hazardous Materials in any manner not sanctioned by all Laws and by the highest standards prevailing in the industry for the storage and use of such substances or materials. Landlord's approval shall not be required for ordinary cleaning products which are not regulated by governmental authorities and are used in the ordinary course of Tenant's business. If Tenant or the Tenant Parties cause any Hazardous Materials contamination (including, without limitation, Mold or any conditions that might lead to Mold) at or about the Premises or other portions of the Shopping Center, Tenant shall, at its sole cost and expense, remove such Hazardous Materials, remedy the conditions that might lead to Mold and remediate, repair and restore the Premises and other affected portion(s) of the Shopping Center (the "Remediation Work") in compliance with all Record Documents and Laws, pursuant to remediation, repair and restoration plans approved in writing by Landlord, using a licensed contractor approved in writing by Landlord; provided, however, if the Remediation Work affects areas other than solely the interior, nonstructural portions of the Premises, then Landlord shall have the right, in its sole and absolute discretion, to perform some or all of the Remediation Work and all costs therefor incurred by Landlord shall be immediately due and payable by Tenant to Landlord. If any lender or governmental agency shall ever require testing to ascertain whether or not any Hazardous Materials exist or have been released at or about the Shopping Center, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional rent if such requirement applies to the Premises or if the requirement is as a result of the acts or omissions of Tenant or the Tenant Parties. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials at the Premises. In all events, Tenant shall indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all Liabilities arising out of or relating to Hazardous Materials located at the Premises (including, without limitation, diminution in value of the Premises or other portions of the Shopping Center, damages arising from any adverse impact on marketing of space in the Premises or other portions of the Shopping Center, and sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees) while Tenant is in possession or control of the Premises, or Hazardous Materials located elsewhere if caused by Tenant, the Tenant Parties or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Term of this Lease.

TZ

44. SPECIFIC PERFORMANCE. With respect to any provision of this Lease which provides, in effect, that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant, in no event, shall be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby waives any claim for, money damages; nor shall Tenant claim any money damages by way of setoff, rent abatement, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval; Tenant's sole remedy shall be an action or proceeding for specific performance, injunction or declaratory relief to enforce such provision.

45. WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT EACH WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS COMPLAINT OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING OR HEARING BROUGHT BY EITHER LANDLORD OR TENANT AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT OR TENANT'S USE OR OCCUPANCY OF THE PREMISES, INCLUDING, WITHOUT LIMITATION, ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE OR ORDINANCE.

46. MODIFICATION. If, in connection with obtaining construction, interim or permanent financing, the lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall execute such modifications hereto within ten (10) days following written request therefor, provided that such modifications do not increase the financial burdens of Tenant hereunder. Tenant's failure to so execute such modifications hereto shall be a noncurable default hereof and provide grounds for Landlord's termination of this Lease, among all other rights and remedies of Landlord.

47. NONDISCRIMINATION. Tenant herein covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions: There shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, handicap, ancestry or national origin in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased nor shall Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or vendees in the Premises herein leased.

48. FORCE MAJEURE. Landlord shall not be chargeable with, liable for, or responsible to Tenant for anything or in any amount for any delay caused by fire or other casualty, earthquake, flood, inclement weather, explosion, acts of God or the public enemy, any action, inaction, delay or interference by governmental authorities (including, without limitation, delays in promptly issuing the permits and approvals required for any construction), war, invasion, insurrection, rebellion, terrorism, riots, strikes or lockouts, acts or omissions of Tenant or the Tenant Parties or any other cause, whether similar or dissimilar to the foregoing, which is beyond the reasonable control of Landlord (collectively, "Force Majeure Delays"). Any delay in Landlord's performance under this Lease arising out of or in connection with Force Majeure Delays shall not be deemed to be a breach by Landlord under this Lease, and any time period within which Landlord is obligated to perform under the Lease shall be extended for a period of time which is reasonable in light of such Force Majeure Delays (which extension shall in no event be less than the duration of the events causing such delay).

49. MISCELLANEOUS PROVISIONS. The invalidity, illegality, or unenforceability of any provision of this Lease shall in no way affect the validity, legality or enforceability of any other provision hereof. If more than one person or entity is Tenant, the obligations imposed on each such person or entity shall be joint and several. This Lease shall be construed and interpreted in accordance with the laws of the State of California in force from time to time. Time is of the essence in this Lease. The captions of the paragraphs of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies. Any uncertainty or ambiguity existing herein shall not be interpreted against either party because such party prepared any portion of this Lease, but shall be interpreted according to the application of rules of interpretation of contracts generally. The parties hereto acknowledge and agree that no provision in this Lease may be enforced by any third party. Each party acknowledges that it has been represented by counsel of its own choosing, or has had adequate opportunity to consult with counsel of its own choosing, in connection with the negotiation, preparation and execution of this Lease. Where the context so indicates, references to the singular includes the plural; references to the masculine includes the feminine and neuter, and references to the neuter includes the masculine and feminine. Each term and provision of this Lease performable by Tenant shall be deemed both a covenant and a condition to Landlord's performance hereunder. Landlord and Tenant agree that (i) any words and/or numerals with lines through them shall be deleted from this Lease, (ii) deletions within this Lease shall be ignored as though the deleted provisions were never originally written, ab initio, and the deletions were never made and did not have to be made, and (iii) the act of deleting such provisions shall not be used to interpret this Lease.

50. "AS IS" AND "WHERE IS". No representations, inducements, understanding or anything of any nature whatsoever, made, stated or represented by Landlord or anyone acting for or on Landlord's behalf, either orally or in writing, have induced Tenant to enter into this Lease, and Tenant acknowledges, represents and warrants that Tenant has entered into this Lease under and by virtue of Tenant's own independent investigation. Tenant hereby accepts the Premises in an "as is", "where is" condition, with all faults, without warranty of any kind, express or implied, including, without limitation, any warranty as to title, physical condition or the presence or absence of Hazardous Materials, and if the Premises are not in all respects entirely suitable for the use or uses to which the Premises or any part thereof will be put, then it is the sole responsibility and obligation of Tenant (subject only to the obligations of Landlord set forth in Exhibit "C", if any) to take such action as may be necessary to place the Premises in a condition entirely suitable for such use or uses. IN CONNECTION WITH THE ABOVE, TENANT HEREBY ACKNOWLEDGES, AGREES, REPRESENTS AND WARRANTS TO LANDLORD THAT TENANT HAS HAD AMPLE OPPORTUNITY TO INSPECT AND EVALUATE THE PREMISES AND THE FEASIBILITY OF THE USES AND ACTIVITIES TENANT IS ENTITLED TO CONDUCT THEREON; THAT TENANT IS EXPERIENCED; THAT TENANT WILL RELY ENTIRELY ON TENANT'S EXPERIENCE, EXPERTISE AND ITS OWN INSPECTION OF THE PREMISES IN ITS CURRENT STATE IN PROCEEDING WITH THIS LEASE; THAT, EXCEPT AS EXPRESSLY PROVIDED IN EXHIBIT "C", TENANT ACCEPTS THE PREMISES IN ITS PRESENT CONDITION, AND THAT, TO THE EXTENT THAT TENANT'S OWN EXPERIENCE WITH RESPECT TO ANY OF THE FOREGOING IS INSUFFICIENT TO ENABLE TENANT TO REACH AND FORM A CONCLUSION, TENANT HAS ENGAGED THE SERVICES OF PERSONS QUALIFIED TO ADVISE TENANT WITH RESPECT TO SUCH MATTERS. TENANT IS NOT RELYING ON ANY EXPRESS OR IMPLIED, ORAL OR WRITTEN REPRESENTATIONS OR WARRANTIES MADE BY LANDLORD OR THE LANDLORD PARTIES, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS LEASE.

51. SPECIALLY DESIGNATED NATIONALS AND BLOCKED PERSONS LIST. Tenant represents and warrants to Landlord that neither Tenant nor any Affiliate or Tenant Party (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury ("OFAC") pursuant to Executive Order number 13224, 66 Federal Register 49079 (September 25, 2001) (the "Order"); (ii) is listed on any other list of terrorists or terrorist organizations maintained pursuant to the Order, the rules and regulations of the OFAC or any other applicable requirements contained in any enabling legislation or other executive orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively in this Section 51 called the "Orders"); (iii) is engaged in activities prohibited in the Orders; or (iv) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date set forth beneath each party's respective signature hereon, but such execution shall be as of the date first mentioned above.

LANDLORD
GOLDEN COVE, LLC

By: ______________________
Name: Tucson Zartabian
Title: Manager

TENANT
Powerstorm Capital Corp.
& Michael J. Freni

By: ______________________
Name: Powerstorm Capital Corp.
Signatory: Michael J. Freni
Title: CEO & Chairman

By: ______________________
Name: Michael Jacques Freni

TZ

EXHIBIT "A"

SITE PLAN

31244 Palos Verdes Drive West #245 Rancho Palos Verdes, CA 90275
within red box (not exact shape)



HAWTHORNE
BLVD
PALOS VERDES DR. WEST
TRADER JOE'S
Playground
PENINSULA MONTESSORI SCHOOL
Cleaners
Galaxy Food
Nails Max
Veterinarian
Pharmacy
citibank
Peninsula Music
Ohana Health Shack
ECHO
Color Key
First Parking Level
Second Level
Street Level



TZ

EXHIBIT "B"

LEGAL DESCRIPTION OF SHOPPING CENTER

THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF Los Angeles, DESCRIBED AS FOLLOWS:

PARCEL 1:

THAT PORTION OF LOT "H" OF THE RANCHO LOS PALOS VERDES, IN THE CITY OF RANCHO PALOS VERDES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, ALLOTTED TO JOTHAN BIXBY BY DECREE OF PARTITION IN THE ACTION "BIXBY, ET AL., VS BENT, ET AL.," CASE NO. 2373, IN THE DISTRICT COURT OF THE 17TH JUDICIAL DISTRICT OF SAID STATE, IN AND FOR SAID COUNTY OF LOS ANGELES AND ENTERED IN BOOK 4 PAGE 57 OF JUDGEMENTS, IN THE SUPERIOR COURT OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE EASTERLY END OF THAT CERTAIN COURSE IN THE SOUTHERLY LINE OF HAWTHORNE BOULEVARD, 108 FEET WIDE, SHOWN AS HAVING A BEARING AND LENGTH OF "NORTH 66 DEGREES 51 MINUTES 34 SECONDS EAST 44.44 FEET", ON THE MAP OF TRACT NO. 23943, RECORDED IN BOOK 649 PAGES 43 TO 47 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE ALONG SAID HAWTHORNE BOULEVARD AND ALONG THE EASTERLY LINE OF PALOS VERDES DRIVE WEST, AS SHOWN ON THE MAP OF SAID TRACT NO. 23943, AND AS SAID PALOS VERDES DRIVE WEST IS DESCRIBED IN DEED TO THE COUNTY OF LOS ANGELES, RECORDED AUGUST 3, 1954, AS DOCUMENT NO. 3660, IN BOOK 45250 PAGE 318, OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER, AS FOLLOWS:

SOUTH 66 DEGREES 51 MINUTES 34 SECONDS WEST 44.44 FEET; SOUTHWESTERLY AND SOUTHERLY ALONG A TANGENT CURVE SOUTHEASTERLY, HAVING A RADIUS OF 25 FEET, A DISTANT OF 39.43 FEET AND SOUTH 23 DEGREES 54 MINUTES EAST 124.94 FEET; THENCE AT RIGHT ANGLES NORTH 66 DEGREES 30 MINUTES 06 SECONDS EAST 149.66 FEET TO THE TRUE POINT OF BEGINNING; THENCE SOUTH 66 DEGREES 30 MINUTES 06 SECONDS WEST 149.66 FEET TO SAID EASTERLY LINE OF PALOS VERDES DRIVE WEST; THENCE CONTINUING SOUTH 66 DEGREES 30 MINUTES 06 SECONDS WEST 95.00 FEET TO THE EASTERLY LINE OF PALOS VERDES DRIVE WEST, 50.00 FEET WIDE, AS SHOWN ON LOS ANGELES COUNTY ASSESSOR'S MAP NO. 51, RECORDED IN BOOK 1 PAGES 1, ET SEQ., OF ASSESSOR'S MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE ALONG SAID PALOS VERDES DRIVE WEST, AS SHOWN ON SAID LAST MENTIONED MAP, SOUTH 23 DEGREES 2 9. MINUTES 54 SECONDS EAST 3 0.94 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE WESTERLY AND HAVING A RADIUS OF 775.00 FEET; THENCE SOUTHERLY ALONG SAID LAST MENTIONED CURVE THROUGH A CENTRAL ANGLE OF 23 DEGREES 24 MINUTES 00 SECONDS, AN ARC DISTANCE OF 316.52 FEET TO A RADIAL LINE OF SAID CURVE BEARING NORTH 89 DEGREES 54 MINUTES 05 SECONDS EAST WHICH W I A L LINE PROLONGED EASTERLY PASSES THROUGH THE MOST SOUTHERLY CORNER OF THE LAND DESCRIBED IN THE DEED TO GOLDEN COVE ASSOCIATES, RECORDED ON APRIL 13, 1964 AS INSTRUMENT NO. 880, IN BOOK D-2430 PAGE 803 OF SAID OFFICIAL RECORDS; THENCE NORTH 89 DEGREES 54 MINUTES 05 SECONDS EAST 95.00 FEET TO SAID MOST SOUTHERLY CORNER; THENCE NORTH 82 DEGREES 30 MINUTES 35 SECONDS EAST 446.95 FEET; THENCE NORTH 23 DEGREES 15 MINUTES 48 SECONDS EAST 342.66 FEET TO THE SOUTHERLY LINE OF SAID HAWTHORNE BOULEVARD; THENCE ALONG SAID SOUTHERLY LINE AS FOLLOWS: NORTH 49 DEGREES 45 MINUTES 11 SECONDS WEST 125.23 FEET AND NORTHWESTERLY AND WESTERLY ALONG A TANGENT CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 542.00 FEET, AN ARC DISTANCE OF 349.01 FEET TO A POINT DISTANT EASTERLY ALONG SAID CURVE, 250.62 FEET FROM THE EASTERLY TERMINUS OF SAID HEREINBEFORE MENTIONED CERTAIN COURSE HAVING A BEARING AND LENGTH OF NORTH 66 DEGREES 51 MINUTES 34 SECONDS EAST 44.44 FEET; THENCE SOUTH 7 DEGREES 29 MINUTES 25 SECONDS EAST 94.81 FEET TO A LINE BARING NORTH 66 DEGREES 30 MINUTES 06 SECONDS EAST FROM THE TRUE POINT OF BEGINNING; THENCE SOUTH 66 DEGREES 30 MINUTES 06 SECONDS WEST 135.21 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL 2:

THAT PORTION OF LOT "H" OF THE RANCHO LOS PALOS VERDES, IN THE CITY OF RANCHO PALOS VERDES, ALLOTTED TO JOTHAN BIXBY BY DECREE OF PARTITION IN THE ACTION "BIXBY, ET AL., VS BENT, ET AL." CASE NO. 2373, IN THE DISTRICT COURT OF THE 17TH JUDICIAL DISTRICT OF SAID STATE, IN AND FOR SAID COUNTY OF LOS ANGELES, AND ENTERED IN BOOK 4 PAGE 57 OF JUDGEMENTS, IN THE SUPERIOR COURT OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE EASTERLY END OF THAT CERTAIN COURSE IN THE SOUTHERLY LINE OF HAWTHORNE BOULEVARD, 108 FEET WIDE, SHOWN AS HAVING A BEARING AND LENGTH OF "NORTH 66 DEGREES 51 MINUTES 34 SECONDS EAST 44.44 FEET", ON THE MAP OF TRACT NO. 23943, RECORDED IN BOOK 649 PAGES 43 TO 47 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE ALONG SAID HAWTHORNE BOULEVARD AND ALONG THE EASTERLY LINE OF PALOS VERDES DRIVE WEST, AS SHOWN ON THE MAP OF SAID TRACT NO. 23943, AND AS SAID PALOS VERDES DRIVE WEST IS DESCRIBED IN DEED TO THE COUNTY OF LOS ANGELES, RECORDED AUGUST 5, 1954 AS DOCUMENT NO. 3660, IN BOOK 45250 PAGE 318, OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER, AS FOLLOWS:

SOUTH 66 DEGREES 51 MINUTES 34 SECONDS WEST 44.44 FEET; SOUTHWESTERLY AND SOUTHERLY ALONG A CURVE CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 25 FEET, A DISTANCE OF 39.43 FEET AND SOUTH 23 DEGREES 29 MINUTES 54 SECONDS EAST 124.84 FEET; THENCE AT RIGHT ANGLES NORTH 66 DEGREES 30 MINUTES 06 SECONDS EAST 149.66 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 23 DEGREES 29 MINUTES 54 SECONDS WEST 143.11 FEET TO THE SOUTHERLY LINE OF SAID HAWTHORNE BOULEVARD; THENCE EASTERLY ALONG SAID SOUTHERLY LINE, BEING A CURVE CONCAVE SOUTHERLY, HAVING A RADIUS OF 542.00 FEET, THROUGH A CENTRAL ANGLE OF 17 DEGREES 59 MINUTES 41 SECONDS, AN ARC DISTANCE OF 170.22 FEET TO A POINT DISTANT EASTERLY ALONG SAID SOUTHERLY LINE 250.62 FEET FROM THE EASTERLY HEREINBEFORE MENTIONED CERTAIN COURSE HAVING A BEARING AND LENGTH OF NORTH 66 DEGREES 51 MINUTES 34 SECONDS EAST 44.44 FEET; THENCE SOUTH 7 DEGREES 29 MINUTES 25 SECONDS EAST 94.81 FEET TO A LINE BEARING NORTH 66 DEGREES 30 MINUTES 06 SECONDS EAST FROM THE TRUE POINT OF BEGINNING; THENCE SOUTH 66 DEGREES 30 MINUTES 06 SECONDS WEST 135.21 FEET TO THE TRUE POINT OF BEGINNING.

END OF LEGAL DESCRIPTION

TZ

EXHIBIT "F"

RULES AND REGULATIONS

The following are rules and regulations applicable to the Shopping Center:

1. Landlord shall have the right and authority to designate specific areas within the Shopping Center in which automobiles and other transportation vehicles of Tenant, its authorized subtenants, and any of their respective agents, employees, contractors, licensees and concessionaires (collectively, "Employees") shall be parked. Neither Tenant nor any of the Employees shall use any area within the Shopping Center for motor vehicle parking, except the area or areas specifically designated for employee parking and for the particular period of time such use is to be made as determined or as established by Landlord. Tenant shall furnish to Landlord upon request a complete list of license numbers of all such automobiles and other transportation vehicles of Tenant or the Employees.

2. No person shall use any parking area, except for the parking of motor vehicles during the period of time such person or the occupants of such vehicle are customers or business invitees of the businesses operating within the Shopping Center. All motor vehicles shall be parked in an orderly manner within the painted lines defining the individual parking spaces. Limitations may be imposed as to the length of time for parking use within a specified area or areas of the Shopping Center.

3. All loading and unloading of goods shall be done only at such times, in the areas and through the entrances as shall be designated from time to time for such purposes by Landlord. Tenant shall use its best efforts to cause all deliveries, loading, unloading and services to the Premises to be completed before 10:00 a.m. each day. Tenant shall also use its best efforts to prevent any delivery trucks or other vehicles servicing the Premises from parking or standing in front of, or at the rear of, the Premises from 10:00 a.m. to 9:00 p.m. of each day. Landlord reserves the right to further regulate the activities of Tenant in regard to shipping of merchandise, supplies and fixtures to and from the Premises, and Tenant agrees to abide by such further rules and regulations of Landlord.

4. Roadways shall not be used at a speed in excess of twenty (20) miles per hour and shall not be used for parking or stopping, except for the immediate loading or unloading of passengers within designated areas.

5. No person shall use any utility area, truck facility, parking area, driving lane, sidewalk, other Common Area or other area reserved for use in connection with the conduct of business except for the specific purpose for which such area is designated.

6. Except as permitted in Tenant's lease or except as permitted by Landlord's prior written consent, no person shall, within the Shopping Center:

6.1 Vend, peddle or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever;

6.2 Exhibit any sign, placard, banner, notice or other materials outside of the leased premises or visible outside of the leased premises of such person;

6.3 Distribute any circular, booklet, handbill, placard or other materials, except at such times and places as previously authorized by Landlord in writing;

6.4 Solicit membership in any organization, group or association or contribution for any purpose, except at such times and places as previously authorized by Landlord in writing;

6.5 Parade, patrol, picket, demonstrate, or engage in any conduct that might tend to interfere with or impede the use of the Common Area or other portions of the Shopping Center by Landlord or any occupant of the Shopping Center or any of their respective employees or invitees, create a disturbance, attract attention or harass, annoy, disparage, or be detrimental to the interests of any business establishments within the Shopping Center;

6.6 Use the Common Area for any purpose when none of the business establishments within the Shopping Center is open for business;

6.7 Throw, discard, or deposit any paper, glass or extraneous matter of any kind, except in designated receptacles, or create litter or hazards of any kind;

6.8 Conduct any auction, fire, bankruptcy or going-out-of-business sale in, at or about the Shopping Center or any portion or portions thereof, except pursuant to court order;

6.9 Use any sound-making device of any kind or create or produce in any manner noise or sound that is annoying, unpleasant or distasteful to occupants or invitees;

6.10 Deface, damage or demolish any sign, light standard or fixture, landscaping material or other improvements or property situated within the Common Area or other portions of the Shopping Center; and

6.11 Solicit business or display any merchandise within the Common Area.

7. The outside areas immediately adjoining the leased premises of Tenant shall be kept clean and free from dirt and rubbish by Tenant to the reasonable satisfaction of Landlord.

8. The Common Area plumbing facilities shall not be used for any purpose other than that for which they are constructed, and no foreign substance of any kind shall be thrown in any toilet, urinal or sink, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant, if Tenant or its employees caused it.

9. Each tenant shall regularly remove all trash, refuse and waste material from its leased premises and shall place same into trash bins designated by Landlord, and until removal from such premises such trash, refuse and waste shall be stored (i) in adequate containers, which shall be located so as not to be visible to the general public, and (ii) so as not to constitute any health or fire hazard or nuisance to any tenant or occupant.

10. No portion of the Common Area of the Shopping Center shall be used for any cooking, washing, lodging or illegal purposes.

11. No use shall be made of the Shopping Center or any portion or portions thereof that would (i) violate any law, ordinance or regulation, (ii) constitute a nuisance, (iii) constitute a hazardous use, or (iv) violate, suspend, or void any policy or policies of insurance.

12. The sidewalks, halls, passages, exits, entrances, elevators, shopping malls and stairways of the Common Area or the Shopping Center shall not be obstructed by Tenant or its Employees or used by Tenant or its Employees for any purpose other than for ingress to and egress from its leased premises.

13. Tenant shall not place or permit any radio or television antenna, loudspeaker, amplifier or other device in the Common Area or where the same can be seen or heard in the Common Area without the prior written consent of Landlord.

14. No use or operation shall be made, conducted or permitted on any part of the Shopping Center that is objectionable to the development or operation of the Shopping Center. Included among the uses or operations that are objectionable are uses or operations that produce or are accompanied by the following characteristics. This list is not intended to be all-inclusive:

14.1 Any noise, litter, dust, dirt, odor or other activity that may constitute a public or private nuisance;

14.2 Any activity which may cause dangerous hazards;

14.3 Any warehouse operation, or any assembling, manufacturing, distilling, refining, smelting, industrial, agricultural, drilling or mining operation; provided, however, that any area used for the storage of goods to be sold at any retail establishment in the Shopping Center shall not be deemed to be a warehouse operation;

14.4 Any trailer court, mobile home park, lot for sale of new or used motor vehicles, labor camp, junkyard, stockyard, or animal raising (other than pet shops if this Lease expressly permits such use);

14.5 Any dumping, disposal, incineration or reduction of garbage or refuse other than handling or reducing such waste if produced on the Premises from authorized uses and if handled in a reasonably clean, sanitary and noiseless manner;

14.6 Any car washing establishment or mortuary; and

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14.7 Any automobile body repair work.

15. Landlord may waive any one or more of these rules and regulations for the benefit of any particular tenant but no such waiver by Landlord shall be construed as a waiver of such rules and regulations in favor of any other tenant nor prevent Landlord from thereafter enforcing any such rules and regulations against any or all of the tenants of the Shopping Center.

16. These rules and regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. In the event any provisions of these rules and regulations shall conflict with specific provisions of the Lease to which these rules and regulations are attached, the provisions of the Lease shall control.

17. Landlord reserves the right to change or make such other reasonable rules and regulations as, in its judgment, may from time to time be needed for safety, security, care and cleanliness of the Shopping Center and for preservation of good order therein. Tenant agrees to abide by all such rules and regulations hereinabove stated and any additional rules and regulations which are adopted.

18. Tenant shall be responsible for the observance of all the foregoing rules by Tenant's clients, customers, invitees and guests.

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